                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (date of earliest event reported): November 12, 1996
                                                  -----------------


                            USA WASTE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-12154
                                                -------

             DELAWARE                                     73-1309529
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)


5400 LBJ FREEWAY, SUITE 300 - TOWER ONE
           DALLAS, TEXAS                                     75240
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (972) 383-7900

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Supplemental Consolidated Financial Statements

    The supplemental consolidated financial statements and supplemental condensed consolidated financial statements of USA Waste Services, Inc. and subsidiaries (the "Company") listed below have been prepared to give retroactive effect to the merger with Sanifill, which has been accounted for by the pooling of interests method as described in Notes 1 and 2 to the supplemental consolidated financial statements. The supplemental consolidated balance sheets are as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows are for each of the three years in the period ended December 31, 1995. The supplemental interim condensed consolidated balance sheets are as of June 30, 1996 and December 31, 1995, the related supplemental interim condensed consolidated statements of operations are for the six months ended June 30, 1996 and 1995, the related supplemental interim condensed consolidated statement of stockholders' equity is for the six months ended June 30, 1996, and the related supplemental interim condensed consolidated statements of cash flows are for the six months ended June 30, 1996 and 1995. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in historical financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

    (b) Exhibits

    23.1 Consent of Independent Accountants

    23.2 Consent of Independent Public Accountants

                                    INDEX TO
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



                                                                                              Page
                                                                                              ----
(1) Supplemental Consolidated Financial Statements:

    Report of Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . .  5

    Supplemental Consolidated Balance Sheets as of
            December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

    Supplemental Consolidated Statements of Operations for the
            Years Ended December 31, 1995, 1994, and 1993 . . . . . . . . . . . . . . . . . .  7

    Supplemental Consolidated Statements of Stockholders' Equity for the
            Years Ended December 31, 1995, 1994, and 1993   . . . . . . . . . . . . . . . . .  8

    Supplemental Consolidated Statements of Cash Flows for the
            Years Ended December 31, 1995, 1994, and 1993   . . . . . . . . . . . . . . . .   10

    Notes to Supplemental Consolidated Financial Statements   . . . . . . . . . . . . . . .   12

(2) Supplemental Interim Condensed Consolidated Financial Statements:

    Supplemental Interim Condensed Consolidated Balance Sheets (unaudited)
         as of June 30, 1996 and December 31, 1995  . . . . . . . . . . . . . . . . . . . .   34

    Supplemental Interim Condensed Consolidated Statements of Operations
         (unaudited) for the Six Months Ended June 30, 1996 and 1995  . . . . . . . . . . .   35

    Supplemental Interim Condensed Consolidated Statement of Stockholders' Equity
         (unaudited) for the Six Months Ended June 30, 1996 . . . . . . . . . . . . . . . .   36

    Supplemental Interim Condensed Consolidated Statements of Cash Flows
         (unaudited) for the Six Months Ended June 30, 1996 and 1995  . . . . . . . . . . .   37

    Notes to Supplemental Interim Condensed Consolidated Financial
         Statements (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

                       REPORT OF INDEPENDENT ACCOUNTANTS





The Board of Directors and Shareholders of USA Waste Services, Inc.:

We have audited the supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of Sanifill, Inc., a wholly-owned subsidiary, which statements reflect 40 percent and 32 percent of supplemental consolidated total assets as of December 31, 1995 and 1994, respectively, and 26 percent, 21 percent, and 18 percent in 1995, 1994, and 1993, respectively, of supplemental consolidated total revenues. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Sanifill, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of USA Waste Services, Inc. with Sanifill, Inc. on August 30, 1996, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the report of other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.



COOPERS & LYBRAND L.L.P.

Dallas, Texas
November 8, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of Sanifill, Inc.:

We have audited the consolidated balance sheets of Sanifill, Inc. and subsidiaries ("Sanifill") as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' investment, and cash flows for each of the three years in the period ended December 31, 1995 prior to the restatement (and therefore not presented separately herein) for the acquisition of Sanifill accounted for under the pooling-of-interests method of accounting as described in Note 2 to the supplemental consolidated financial statements of USA Waste Services, Inc. These financial statements are the responsibility of Sanifill's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sanifill as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.





ARTHUR ANDERSEN LLP

Houston, Texas
February 23, 1996 (except with respect to the matters discussed in paragraphs one and two of Note 16, as to which the dates are March 4, 1996 and March 18, 1996 as indicated)

                            USA WASTE SERVICES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (In Thousands, Except Share and Par Value Amounts)

                                                                                     December 31,
                                                                             ---------------------------
                                                                                 1995            1994
                                                                             ------------     ----------
ASSETS
Current assets:
   Cash and cash equivalents                                                 $    21,058      $   39,967
   Accounts receivable, net of allowance for doubtful
     accounts of $7,730 and $6,380, respectively                                  136,247        111,025
   Notes and other receivables                                                     15,704         19,516
   Deferred income taxes                                                           20,101          4,101
   Prepaid expenses and other                                                      33,026         35,886
                                                                             ------------     ----------
     Total current assets                                                         226,136        210,495

Notes and other receivables                                                        19,907         10,582
Property and equipment, net                                                     1,319,199      1,056,469
Excess of cost over net assets of acquired businesses, net                        206,638        139,430
Other intangible assets, net                                                       55,567         45,636
Other assets                                                                       87,087         80,425
Deferred income taxes                                                              19,023         45,959
                                                                             ------------     ----------
     Total assets                                                            $  1,933,557     $1,588,996
                                                                             ============     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $     64,437     $   51,007
   Accrued liabilities                                                             67,198         75,223
   Accrued shareholder litigation settlement                                           --         10,000
   Deferred revenues                                                               10,876          8,259
   Current maturities of long-term debt                                            53,516         56,035
                                                                             ------------     ----------
     Total current liabilities                                                    196,027        200,524

Long-term debt, less current maturities                                           678,225        632,638
Accrued shareholder litigation settlement                                              --         75,300
Closure, post-closure, and other liabilities                                      151,683        119,918
                                                                             ------------     ----------
     Total liabilities                                                          1,025,935      1,028,380
                                                                             ------------     ----------
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $1.00 par value;
      10,000,000 shares authorized; none issued                                        --             --
   Common stock, $.01 par value;
      150,000,000 shares authorized;
      124,019,297 and 102,687,173 shares issued, respectively                       1,240          1,027
   Additional paid-in capital                                                   1,041,573        729,842
   Accumulated deficit                                                           (118,595)      (160,938)
   Foreign currency translation adjustment                                        (14,777)        (7,354)
   Less treasury stock at cost, 138,810 and 149,285 shares, respectively           (1,819)        (1,961)
                                                                             ------------     ----------
      Total stockholders' equity                                                  907,622        560,616
                                                                             ------------     ----------
      Total liabilities and stockholders' equity                             $  1,933,557     $1,588,996
                                                                             ============     ==========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)


                                                                  Years Ended December 31,
                                                          -----------------------------------------
                                                            1995             1994            1993
                                                          --------         --------        --------
Operating revenues                                        $987,705         $897,644        $778,966
                                                          --------         --------        --------

Costs and expenses:
   Operating                                               551,305          520,255         455,282
   General and administrative                              140,051          138,819         126,347
   Depreciation and amortization                           119,570          112,860          96,861
   Merger costs                                             25,639            3,782              --
   Unusual items                                             4,733            8,863           2,672
                                                          --------         --------        --------
                                                           841,298          784,579         681,162
                                                          --------         --------        --------

Income from operations                                     146,407          113,065          97,804
                                                          --------         --------        --------
Other income (expense):
   Shareholder litigation settlement
     and other litigation related costs                         --          (79,400)         (5,500)
   Interest expense:
     Nonrecurring interest                                 (10,994)          (1,254)             --
     Other                                                 (48,558)         (47,678)        (46,032)
   Interest income                                           5,482            4,670           4,835
   Other income, net                                         5,143            2,570           1,161
                                                          --------         --------        --------
                                                           (48,927)        (121,092)        (45,536)
                                                          --------         --------        --------

Income (loss) before income taxes                           97,480           (8,027)         52,268
Provision for income taxes                                  44,992            1,015          24,249
                                                          --------         --------        --------
Net income (loss)                                           52,488           (9,042)         28,019
Preferred dividends                                             --              565             582
                                                          --------         --------        --------
Income (loss) available to common shareholders            $ 52,488         $ (9,607)       $ 27,437
                                                          ========         ========        ========

Earnings (loss) per common share                          $   0.46         $  (0.09)       $   0.29
                                                          ========         ========        ========

Weighted average number of common and
     common equivalent shares outstanding                  113,279          103,422          95,858
                                                          ========         ========        ========


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In Thousands)

                                                                                               Foreign
                                                                     Additional               Currency
                                               Preferred    Common    Paid-in   Accumulated  Translation  Treasury
                                                 Stock       Stock    Capital     Deficit    Adjustment     Stock
                                               ---------    ------   ---------- -----------  -----------  --------
Balance, January 1, 1993                         $   9        $912    $638,399   $(174,828)    $     --   $(1,526)

   Common stock options exercised                   --           4       4,246          --           --        --
   Common stock issued to qualified defined
       contribution plan                            --           3       1,557          --           --        --
   Common stock issued in acquisitions              --          20      11,303          --           --        --
   Common stock purchased for treasury              --          --          --          --           --    (1,332)
   Preferred stock subscriptions collected          --          --         50           --           --        --
   Common stock issued in private placement         --           6       4,742          --           --        --
   Common stock issued in public offerings          --          21      20,677          --           --        --
   Series D preferred stock issued                   5          --       5,212          --           --        --
   Common stock warrants granted as
     compensation                                   --          --          69          --           --        --
   Common stock issued for preferred
     stock dividends                                --          --         154        (582)          --        --
   Change in Envirofil fiscal year                  --          --          --       3,060           --        --
   Cancellation of common stock                     --          (1)       (969)         --           --        --
   Adjustment for contingent consideration
      under guaranteed value commitments            --          --       3,788          --           --        --
   Effect of elimination of purchase
      of collection company                         --          --        (722)     (7,000)          --        --
   Other                                            --          --        (307)         --           --        --
   Net income                                       --          --          --      28,019           --        --
                                                 -----        ----    --------   ---------     --------   -------

Balance, December 31, 1993                          14         965     688,199    (151,331)          --    (2,858)

   Common stock options exercised                   --           3       3,486          --           --        --
   Common stock warrants exercised                  --           3        148           --           --        --
   Common stock issued to qualified defined
      contribution plan                             --           8       5,277          --           --        --
   Common stock issued in acquisitions              --          26      27,799          --           --        --
   Common stock issued from treasury upon
       exercise of stock options                    --          --        (597)         --           --       897
   Common stock issued for preferred
       stock dividends                              --           1       1,390        (565)          --        --
   Conversion of preferred stock into
       common stock                                (14)         19          (5)         --           --        --
   Common stock issued to directors
       as compensation                              --          --          83          --           --        --
   Adjustment for contingent consideration
      under guaranteed value commitments            --          --       3,703          --           --        --
   Foreign currency translation adjustment          --          --          --          --       (7,354)       --
   Other                                            --           2         359          --           --        --
   Net loss                                         --          --          --      (9,042)          --        --
                                                 -----        ----    --------   ---------     --------   -------


                                                                       Continued

                            USA WASTE SERVICES, INC.
    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, continued
                                 (In Thousands)

                                                                                               Foreign
                                                                     Additional               Currency
                                               Preferred    Common    Paid-in   Accumulated  Translation  Treasury
                                                 Stock       Stock    Capital     Deficit    Adjustment     Stock
                                               ---------    ------   ---------- -----------  -----------  --------
Balance, December 31, 1994                       $  --      $1,027  $  729,842   $(160,938)     $(7,354)  $(1,961)

   Common stock options exercised                   --           3       2,822          --           --        --
   Common stock warrants exercised                  --           9       3,692          --           --        --
   Common stock issued to qualified defined
      contribution plan                             --           4       3,529          --           --        --
   Common stock issued in acquisitions
      and development projects                      --          71      80,001          --           --        --
   Common stock issued from treasury
     upon exercise of stock options                 --          --         (89)         --           --       142
   Common stock issued for conversion of
      subordinated debentures                       --          37      46,704          --           --        --
   Common stock issued in public offerings          --          99     180,513          --           --        --
   Common stock issued to directors as
      compensation                                  --          --          25          --           --        --
   Elimination of investment in Western
      common stock                                  --         (10)    (11,358)         --           --        --
   Change in Western fiscal year                    --          --          --      (8,865)          --        --
   Adjustment for contingent consideration
      under guaranteed value commitments            --          --       5,340          --           --        --
   Foreign currency translation adjustment          --          --          --          --       (7,423)       --
   Transactions of pooled companies                 --          --          --      (1,280)          --        --
   Other                                            --          --         552          --           --        --
   Net income                                       --          --          --      52,488           --        --
                                                 -----      ------  ----------   ---------      -------   -------

Balance, December 31, 1995                       $  --      $1,240  $1,041,573   $(118,595)    $(14,777)  $(1,819)
                                                 =====      ======  ==========   =========     ========   =======



 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                         Years Ended December 31,
                                                                   -------------------------------------
                                                                     1995           1994          1993
                                                                   --------       --------      --------
Cash flows from operating activities:
   Net income (loss)                                                $52,488        $(9,042)      $28,019
   Adjustments to reconcile to net cash
     provided by operating activities:
       Depreciation and amortization                                119,570        112,860        96,861
       Deferred income taxes                                         12,358        (26,039)        1,535
       Net gain (loss) on disposal of property and equipment         (1,259)        (1,172)          211
       Interest earned on escrowed funds                                 --           (415)         (878)
       Loss on municipal contract                                      (950)          (950)           --
       Provision for environmental reserves                           1,543          2,132         2,185
       Adjustment for change in Envirofil fiscal year                    --             --          (930)
       Adjustment for change in Western fiscal year                    (667)            --            --
       Change in assets and liabilities,
             net of effects of acquisitions and divestitures:
                 Accounts receivable and other receivables          (11,833)       (19,575)      (16,994)
                 Prepaid expenses and other                          (2,199)        (1,090)        1,184
                 Other assets                                        (3,532)        (5,989)        2,131
                 Refundable taxes                                       --            (659)       16,049
                 Accounts payable and accrued liabilities           (10,761)         8,600       (11,797)
                 Accrued shareholder litigation settlement          (85,300)        85,300            --
                 Deferred revenues and other liabilities              3,000          5,075        (2,002)
                 Other                                                 (156)         2,001          (908)
                                                                   --------       --------      --------
Net cash provided by continuing operations                           73,302        151,037       114,666
Net cash used in operating activities of discontinued operations         --             --        (2,148)
                                                                   --------       --------      --------
Net cash provided by operating activities                            73,302        151,037       112,518
                                                                   --------       --------      --------

Cash flows from investing activities:
   Capital expenditures                                            (229,497)      (186,979)     (156,403)
   Acquisitions of businesses, net of cash acquired                 (89,968)       (40,480)      (75,489)
   Proceeds from sale of property and equipment                       9,701         19,860        39,444
   Loans and advances to others                                     (19,660)        (7,504)       (4,932)
   Collection of loans and advances to others                         4,880          1,785         1,607
   Change in restricted funds                                         7,388         11,354        (6,402)
   Proceeds from sale of investments                                  1,200          1,200            --
   Other                                                               (612)          (590)       (2,862)
   Net investing activities of discontinued operations                   --             --         4,500
                                                                   --------       --------      --------
Net cash used in investing activities                              (316,568)      (201,354)     (200,537)
                                                                   --------       --------      --------

                                                                       Continued

                            USA WASTE SERVICES, INC.
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
                                 (In Thousands)


                                                                            Years Ended December 31,
                                                                     --------------------------------------
                                                                       1995            1994           1993
                                                                     --------        --------      --------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt                          $503,123        $149,644      $186,524
   Principal payments on long-term debt                              (454,893)       (131,567)     (158,604)
   Net proceeds from issuance of preferred stock                           --              --         9,537
   Net proceeds from issuance of common stock                         185,927           7,241        38,092
   Proceeds from exercise of common stock options                       1,964           492              30
   Proceeds from exercise of common stock warrants                      3,701             151            --
   Purchases of treasury stock                                             --              --        (1,332)
   Funds provided by replacement letters of credit                         --              --        10,243
   Elimination of investment in Western                               (12,569)             --            --
   Other                                                               (1,718)         (1,481)       (1,612)
                                                                     --------        --------      --------
Net cash provided by financing activities                             225,535          24,480        82,878
                                                                     --------        --------      --------
Effect of exchange rate changes on cash and cash equivalents             (178)            (84)           --
                                                                     --------        --------      --------
Decrease in cash and cash equivalents                                 (18,909)        (25,921)       (5,141)
Cash and cash equivalents at beginning of year                         39,967          65,888        71,029
                                                                     --------        --------      --------
Cash and cash equivalents at end of year                             $ 21,058        $ 39,967      $ 65,888
                                                                     ========        ========      ========


Supplemental cash flow information:
   Cash paid during the year for:
     Interest                                                        $ 59,206        $ 48,030      $ 45,756
     Income taxes                                                      41,210          26,294        20,464
Supplemental disclosure of non-cash investing
  and financing activities:
     Acquisitions of property and equipment through capital leases   $  7,600        $  6,808      $  7,662
     Conversion of subordinated debentures to common stock             49,000              --            --
     Issuance of common stock for preferred stock dividends                --           1,390           154
     Receivables from sale of businesses                                   --              --         4,056
     Acquisitions of businesses and development projects:
        Liabilities incurred or assumed                                25,332          11,028        21,833
        Common stock issued                                            71,243          27,825        11,324


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business -- USA Waste Services, Inc. and subsidiaries (the "Company") is engaged in the non-hazardous solid waste management business and provides solid waste management services, consisting of collection, transfer, disposal, recycling, and other miscellaneous services to municipal, commercial, industrial, and residential customers. The Company conducts operations through subsidiaries in multiple locations throughout the United States, primarily, and in Puerto Rico and Mexico.

Basis of presentation -- The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with Sanifill, Inc. ("Sanifill") on August 30, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in historical financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

Principles of consolidation -- The accompanying supplemental consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries after elimination of all material intercompany balances and transactions. Investments in affiliated companies in which the Company owns 50% or less are accounted for under the equity method or cost method of accounting, as appropriate.

Use of estimates -- The preparation of the supplemental consolidated financial statements in accordance with generally accepted accounting principles requires the use of management's estimates and assumptions in determining the carrying values of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the supplemental consolidated financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimated.

Cash and cash equivalents -- Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper purchased with original maturities of three months or less.

Restricted funds held by trustees -- Restricted funds held by trustees of $31,716,000 and $45,609,000 at December 31, 1995 and 1994, respectively, are included in other assets and consist principally of funds deposited in connection with landfill closure and post-closure obligations, insurance escrow deposits, and amounts held for landfill construction arising from industrial revenue financings. Amounts are principally invested in fixed income securities of federal, state, and local governmental entities and financial institutions. The Company considers its landfill closure, post- closure, and construction escrow investments to be held to maturity. The aggregate fair value of these investments approximates their amortized costs. Substantially all of these investments mature within one year. The Company's insurance escrow funds are invested in pooled investment accounts that hold debt and equity securities and are considered to be available for sale. The market value of those pooled accounts approximates their aggregate cost at December 31, 1995.

Concentrations of credit risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash investments and accounts receivable. The Company places its cash investments with high quality financial institutions and limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. No single group or customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs in-depth credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers' financial condition but generally does not require collateral to support accounts receivable. The Company maintains an allowance for doubtful accounts for potential credit losses.

Interest rate swap agreements -- The Company uses interest rate swap agreements to minimize the impact of interest rate fluctuations on floating interest rate long-term borrowings. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense.

Property and equipment -- Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in results of operations. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives are five to thirty-five years for buildings and improvements, three to twelve years for vehicles and machinery and equipment, three to twelve years for containers, and three to ten years for furniture and fixtures.

Disposal sites are stated at cost and amortized as airspace is consumed. Disposal site costs include expenditures for acquisitions of land and related airspace, engineering and permitting costs, and direct site improvement costs, which management believes are recoverable. Interest cost is capitalized on landfill construction projects and amortized as airspace is consumed. During the years ended December 31, 1995, 1994, and 1993, interest costs were $72,011,000, $58,760,000, and $54,340,000, respectively, of which $12,459,000,
$9,828,000, and $8,308,000 were capitalized, respectively, with respect to landfills and facilities under construction.

Depreciation and amortization of property and equipment was $101,826,000, $93,678,000, and $80,348,000 for the years ended December 31, 1995, 1994, and
1993, respectively.

Excess of cost over net assets of acquired businesses -- The excess of cost over net assets of acquired businesses is amortized on a straight-line basis commencing on the dates of the respective acquisitions. Effective January 1, 1995, the Company changed the estimated useful life of excess of cost over net assets of acquired businesses from 25 to 40 years to more appropriately reflect the estimated period during which the benefit of the assets will be realized. This change in accounting estimate had the effect of reducing amortization expense and increasing net income by $1,488,000 and increasing earnings per share by $0.01 in 1995. Effective January 1, 1996, Sanifill changed the estimated useful life of excess of cost over net assets of acquired businesses from 25 to 40 years to more appropriately reflect the estimated period during which the benefit of the assets will be realized. The pro forma impact of this change in accounting estimate, had the change occurred on January 1, 1995, would have been a reduction of amortization expense and an increase in net income of approximately $800,000 and an increase in earnings per share of $0.01 in 1995. Accumulated amortization was $19,619,000 and $14,171,000 at December 31, 1995 and 1994, respectively. The Company assesses whether the excess of cost over net assets acquired is impaired based on the ability of the operation to which it relates to generate undiscounted cash flows in amounts adequate to cover the future amortization of such assets. If an impairment is determined, the amount of such impairment is calculated based on the estimated fair value of the related asset.

Accounting for business combinations -- The Company assesses each acquisition to determine whether the pooling of interests or the purchase method of accounting is appropriate. For those acquisitions accounted for under the pooling of interests method, the financial statements of the acquired company are combined with those of the Company at their historical amounts, and, if material, all periods presented are restated as if the combination occurred on the first day of the earliest year presented. For those acquisitions accounted for using the purchase method of accounting, the Company allocates the cost of the acquired business to the assets acquired and the liabilities assumed based on estimates of fair values thereof. These estimates are revised during the allocation period as necessary when information regarding contingencies becomes available to define and quantify assets acquired and liabilities assumed. The allocation period varies for each acquisition, but generally does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees, and preacquisition tax matters are resolved or settled during the allocation period, such items are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in such contingencies is included in results of operations in the periods in which the adjustments are determined.

Other intangible assets -- Other intangible assets consist primarily of customer lists, covenants not to compete, licenses, permits, and start-up costs. Other intangible assets are recorded at cost and amortized on a straight-line basis over three to forty years. Accumulated amortization was $55,762,000 and $47,509,000 at December 31, 1995 and 1994, respectively.

Closure, post-closure, and other liabilities -- The Company has material financial commitments for the costs associated with its future obligations for closure and post-closure costs of landfills it operates or for which it is otherwise responsible. While the precise amount of these future costs cannot be determined with certainty, the Company has estimated that the aggregate final closure and post-closure costs for all sites owned or operated as of December 31, 1995 will be approximately $191,182,000. As of December 31, 1995 and 1994, the Company has accrued $99,724,000 and $79,957,000, respectively, for final closure and post-closure costs of disposal facilities. The difference between the final closure and post-closure costs accrued as of December 31, 1995 and the total estimated final closure and post- closure costs to be incurred will be accrued and charged to expense as airspace is consumed such that the total estimated final closure and post-closure costs will be fully accrued for each landfill at the time the site discontinues accepting waste and is closed. The Company also expects to incur an estimated $385,385,000 related to capping activities expected to occur during the operating lives of these disposal sites. These costs are also being accrued over the useful lives of the disposal sites as airspace is consumed.

The Company bases its estimates for these accruals on management's reviews, performed not less than annually, including input from its engineers and interpretations of current requirements and proposed regulatory changes. The closure and post-closure requirements are established under the standards of the U.S. Environmental Protection Agency's Subtitle D regulations as implemented and applied on a state-by-state basis. Final closure and post-closure accruals consider estimates for the final cap and cover for the site, methane gas control, leachate management and groundwater monitoring, and other operational and maintenance costs to be incurred after the site discontinues accepting waste, which is generally expected to be for a period of up to thirty years after final site closure. For disposal sites that were previously operated by others, the Company assessed and recorded a final closure and post-closure liability at the time the Company assumed closure responsibility based upon the estimated total closure and post-closure costs and the percentage of airspace utilized as of such date. Thereafter, the difference between the final closure and post-closure costs accrued and the total estimated closure and post-closure costs to be incurred is accrued and charged to expense as airspace is consumed.

Income taxes -- Deferred income taxes are determined based on the difference between the financial accounting and tax bases of assets and liabilities. Deferred income tax expense represents the change during the period in the deferred income tax assets and deferred income tax liabilities. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign currency translation -- The functional currency of the Company's international operations is the local currency. Adjustments resulting from the translation of financial information are reflected as a separate component of stockholders' equity.

Revenue recognition -- The Company recognizes revenues as services are provided. Amounts billed and collected prior to services being performed are included in deferred revenues.

Earnings per common share -- Earnings per common share computations are based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options and warrants using the treasury stock method. The dilutive effect between primary and fully-dilutive earnings per share is less than 3% or is anti-dilutive for all periods presented and is therefore not disclosed in the accompanying supplemental consolidated statements of operations.

Cash flows information -- The supplemental consolidated statements of cash flows provides information about changes in cash and cash equivalents and excludes the effects on non-cash transactions, principally related to business combinations.

Reclassifications -- Certain 1994 amounts have been reclassified to conform to the 1995 presentation.

New accounting pronouncements -- In the second quarter of 1995, the Company adopted Financial Accounting Standards Board Statement No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS No. 121"). SFAS No. 121 required the Company to review long-lived assets and certain identifiable intangibles to be held and used for impairment whenever certain events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, if the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of the assets (assets to be held and used) or fair value less cost to sell (assets to be disposed of).

During 1995, the Company experienced significant competition in the greenwaste market resulting in a decrease in price and volume and negative cash flows from these operations. The Company believes that this environment will continue in the foreseeable future. Accordingly, the Company evaluated the ongoing value of the fixed assets, covenants, and excess of cost over net assets of acquired businesses associated with its greenwaste operations. Based on this evaluation, and in accordance with the adoption of SFAS No. 121, the Company determined that assets with a carrying value of approximately $4,473,000 were impaired and wrote such assets down by approximately $1,242,000 to their fair value. The Company obtained independent appraisals of its fixed assets in order to determine fair value. The impairment loss is included in depreciation and amortization in the 1995 supplemental consolidated statement of operations.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 prescribes a fair value based method of determining compensation expense related to stock-based awards granted to employees. The recognition provisions of SFAS No. 123 are optional; however, entities electing not to adopt the recognition provisions of SFAS No. 123 are required, beginning in 1996, to make disclosures of pro forma net income and earnings per share as if the recognition provisions of SFAS No. 123 had been applied. The Company does not plan to adopt the recognition provisions of SFAS No. 123.

2.  BUSINESS COMBINATIONS

On August 30, 1996, the Company consummated a merger agreement with Sanifill (the "Sanifill Merger") accounted for as a pooling of interests and, accordingly, the accompanying supplemental financial information has been restated to include the accounts and operations of Sanifill for all periods presented. Under the terms of the Sanifill Merger, the Company issued 1.70 shares of its common stock for each share of Sanifill outstanding common stock. The Sanifill Merger increased the Company's outstanding shares of common stock by approximately 43,414,000 shares and the Company assumed Sanifill's options and warrants equivalent to approximately 4,361,000 underlying shares of Company common stock. In the third quarter of 1996, the Company expects to accrue approximately $80,000,000 in merger related costs associated with the Sanifill Merger.

The supplemental consolidated balance sheets at December 31, 1995 and 1994 reflect the combining of the Company prior to consummation of the merger ("USA Waste") and Sanifill as of those dates. Combined and separate results of operations of USA Waste and Sanifill for the restated periods are as follows (in thousands):

                                          USA Waste        Sanifill          Adjustments         Combined
                                          ---------        --------          -----------         --------
   Six months ended June 30, 1996
      (unaudited):
      Operating revenues                   $428,861        $181,406         $        --          $610,267
      Income before income taxes             26,827          31,606                 997 (a)        59,430
      Net income                             36,633          18,964             (30,013)(a)        25,584
   Year ended December 31, 1995:
      Operating revenues                   $731,000        $256,705         $        --          $987,705
      Income before income taxes             49,087          46,444               1,949 (a)        97,480
      Net income                             47,343          27,913             (22,768)(a)        52,488
   Year ended December 31, 1994
      Operating revenues                   $705,165        $192,479         $        --          $897,644
      Income (loss) before income taxes     (41,485)         31,855               1,603 (a)        (8,027)
      Net income (loss)                     (59,095)         19,233              30,820 (a)        (9,042)
   Year ended December 31, 1993
      Operating revenues                   $639,239        $139,727         $        --          $778,966
      Income before income taxes             29,673          21,018               1,577 (a)        52,268
      Net income                             13,561          12,970               1,488 (a)        28,019

         (a) Deferred income taxes have been restated as though USA Waste and Sanifill had been combined from their inception.

On May 15, 1996, the Company consummated a merger agreement with Grand Central, accounted for as a pooling of interests, pursuant to which the Company issued 2,067,605 shares of its common stock in exchange for all outstanding shares of Grand Central. The Company has restated its previously issued financial statements for the three months ended March 31, 1996 to include the accounts and operations of Grand Central. Periods prior to 1996 were not restated as combined results are not materially different from results as presented. Related to this merger, the Company accrued $2,700,000 of merger costs in the second quarter of 1996.

On May 7, 1996, the Company consummated a merger agreement with Western Waste Industries ("Western") accounted for as a pooling of interests (the "Western Merger") and, accordingly, the accompanying supplemental financial information has been restated to include the accounts and operations of Western for all periods presented. Under the terms of the Western Merger, the Company issued
1.50 shares of its common stock for each share of Western outstanding common stock. Prior to the Western Merger, the Company owned approximately 4.1% of Western's outstanding shares (634,900 common shares), which were canceled on the Western Merger's effective date. The Western Merger increased the Company's outstanding shares of common stock by approximately 22,028,000 shares and the Company assumed options under Western's stock option plans equivalent to approximately 5,200,000 underlying Company shares of common stock. In the second quarter of 1996, the Company incurred approximately $35,000,000 in merger related costs associated with the Western Merger and approximately $4,800,000 in benefits related to Western's pre-merger retirement program.

In connection with the Western Merger, Western changed its fiscal year end from June 30 to December 31 to conform with the Company's year end. Western's operating results for the six months ended June 30, 1995, were included in the supplemental consolidated statements of operations for both of the years ended December 31, 1995 and 1994. The following is a consolidated summary of operations for Western for the six months ended June 30, 1995 (in thousands):

         Operating revenues                         $136,123
         Net income                                    8,865

The supplemental consolidated financial statements for 1994 and 1993 have not been restated for the change in Western's fiscal year. The supplemental consolidated financial statements for 1994 and 1993 include Western for the years ended June 30, 1995 and 1994, respectively. The results of operations for Western prior to consummation of the merger for the restated periods are as follows (in thousands):

                                    Three Months Ended               Years Ended December 31,
                                      March 31, 1995             --------------------------------
                                    ------------------             1995        1994        1993
                                       (unaudited)               --------    --------    --------
         Operating revenues              $68,441                 $273,901    $270,941    $257,005
         Net income                        4,703                   17,021      17,089      12,527

On August 11, 1995 and November 13, 1995, the Company consummated mergers accounted for as poolings of interests, pursuant to which the Company issued 800,000 and 1,787,502 shares of its common stock, respectively, in exchange for all outstanding shares of the acquired companies. Periods prior to consummation of these mergers were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

On June 30, 1995, the Company consummated a merger agreement with Chambers Development Company, Inc. ("Chambers") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements include the accounts and operations of Chambers for all periods presented. Under the terms of the merger agreement, approximately 27,800,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Chambers common stock and Class A common stock. Related to this merger, the Company accrued $25,073,000 in merger costs in the second quarter of 1995.

The results of operations for Chambers prior to consummation of the merger for the restated periods are as follows (in thousands):

                                  Three Months Ended                 Years Ended December 31,
                                    March 31, 1995                ------------------------------
                                  ------------------                1994                  1993
                                     (unaudited)                  --------              --------
         Operating revenues            $54,734                    $257,989              $288,481
         Net income (loss)              (5,269)                    (90,244)                8,303

On May 31, 1995, the Company consummated a merger agreement with Metropolitan Disposal and Recycling Corporation, Energy Reclamation, Inc., and EE Equipment, Inc. (collectively "MDC") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements include the accounts and operations of MDC for all periods presented. Under the terms of the merger agreement, approximately 1,900,000 shares of the Company's common stock were issued in exchange for all outstanding shares of MDC common stock. Related to this merger, the Company incurred $566,000 in merger costs in the second quarter of 1996.

The results of operations for MDC prior to consummation of the merger for the restated periods are as follows (in thousands):

                                    Three Months Ended               Years Ended December 31,
                                      March 31, 1995              ------------------------------
                                    ------------------              1994                  1993
                                       (unaudited)                -------                -------
         Operating revenues               $5,256                  $19,654                $18,394
         Net income                          458                      401                    527

On May 27, 1994, the Company consummated a merger agreement with Envirofil, Inc. ("Envirofil") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements include the accounts and operations of Envirofil for all periods presented. Under the terms of the merger agreement, approximately 9,700,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Envirofil common Related to this acquisition, the Company incurred $3,782,000 in merger costs in the second quarter of 1994.

On May 1, 1993, the Company acquired all of the outstanding common stock of Custom Disposal Services, Inc., ("Custom") in exchange for 262,231 shares of its common stock. At the time of its acquisition, Custom was controlled by affiliates of the Company. The acquisition was accounted for in a manner similar to a pooling of interests; however, periods prior to consummation were not restated to include the accounts and operations of Custom as the combined results are not materially different form the results as presented. On September 30, 1994, the Company sold substantially all of Custom's assets.

During 1995 and 1994, the Company consummated several acquisitions that were accounted for under the purchase method of accounting. Results of operations of companies that were acquired and subject to purchase accounting are included from the dates of the acquisitions. The total costs of acquisitions accounted for under the purchase method were $167,095,000 and $79,428,000 in 1995 and 1994, respectively. The excess of the aggregate purchase price over the fair value of net assets acquired in 1995 and 1994 was approximately $70,751,000 and $41,874,000, respectively.

In addition, the Company has agreed in connection with certain transactions, to pay additional amounts to the sellers upon the achievement by the acquired businesses of certain negotiated goals, such as targeted revenue levels, targeted disposal volumes, or the issuance of permits for expanded landfill airspace. Although the amount and timing of any payments of additional contingent consideration necessarily depend on whether and when these goals are met, the maximum aggregate amount of contingent consideration potentially payable if all payment goals are met is $70,500,000, of which $12,900,000 was paid in March 1996 and $6,100,000 was paid September 30, 1996. Of the remaining contingent consideration of $51,500,000, $43,500,000 relates to revenue and volume targets. The remainder relates to permit expansions. Of the $51,500,000, $24,500,000 relates to a performance goal, which has been achieved, and is payable in equal annual installments over five years. The contingent consideration is payable in cash or, in some instances, in cash or stock, at the Company's option. In addition, the Company has agreed in connection with certain acquisitions to provide royalties based on revenues generated at the applicable disposal site to sellers of waste disposal businesses. The foregoing quantification of contingent consideration does not include such royalty payments.

The following summarized pro forma results of operations assumes 1995 and 1994 acquisitions accounted for as purchases occurred at the beginning of 1994 (in thousands, except per share amounts):

                                                         Years Ended December 31,
                                                      -----------------------------
                                                         1995               1994
                                                      ----------         ----------
          Operating revenues                          $1,061,833         $1,031,327
          Net income                                      52,572             (4,712)
          Earnings per common share                         0.45              (0.04)

The above pro forma financial information is based on certain assumptions and preliminary estimates which are subject to change. The above pro forma financial information reflects the consideration paid at closing for all acquisitions. It does not reflect the payments of any contingent consideration. As discussed above, certain of the purchase transactions involve contingent consideration. If all contingent consideration agreed upon in the purchase transactions were required to be paid in full, it would materially affect the results reflected in the above pro forma financial information. The above pro forma financial information also does not reflect anticipated volume or price increases, synergies, or other operational improvements. The pro forma financial information does not purport to be indicative of the results which would actually have been obtained had the purchase transactions been completed on January 1, 1994 or which may be obtained in the future.

3. DIVESTITURES

In 1992, Chambers initiated a program to divest certain businesses that did not meet strategic and performance objectives. Under this program, Chambers completed a series of asset sales to various parties in 1993 and 1994. During 1993, Chambers sold a transfer station, five collection businesses, and a parcel of land for $20,669,000 in cash and received another $996,000 in cash with respect to a development project in California. These sales resulted in a net gain of $7,101,000. Additionally, on December 31, 1993, Chambers sold its two transfer stations in Morris County, New Jersey, to the Morris County Municipal Utilities Authority ("MCMUA") for $9,500,000 in cash, which resulted in a deferred gain of $3,950,000. Simultaneous with entering into the agreement for the sale of these transfer stations, Chambers and the MCMUA amended their operating and disposal service agreement, pursuant to which Chambers operates the transfer stations and provides waste disposal services, reducing the rates charged for such services in 1994 and 1995. As a result of the interrelationship of the sale of the transfer stations and the operating and disposal service agreement, the gain on sale was deferred and recognized in 1994 as services were provided. As part of the agreement of sale, the Company will continue to operate the transfer stations and provide waste disposal services until Morris County's long-term solid waste system is in operation or until December 31, 1996, if later. During 1994, Chambers sold a recycling operation, a building, and a parcel of land for $2,089,000 in cash. The losses incurred as a result of these sales were charged to a previously established allowance for divestiture losses.

The following are summarized operating results of the businesses that were sold during 1994 and 1993. These results exclude the two transfer stations in Morris County, New Jersey, that the Company will continue to operate and the net gain from divestitures of $7,101,000 included in unusual items for the year ended December 31, 1993 (in thousands):

                                                         Years Ended December 31,
                                                         ------------------------
                                                           1994           1993
                                                         --------       ---------
          Operating revenues                              $9,264        $17,829
          Income from operations                             398            444

In 1992, Chambers recorded a reserve for estimated losses on the disposition of certain of its businesses. The loss reserve reflected the expected loss from the disposition of net assets, anticipated operating losses from the measurement date through the expected dates of disposal, and estimated disposal costs. Approximately $2,299,000 in operating losses incurred by these businesses during 1994 and 1993 and $1,484,000 of losses on divestitures incurred in 1994 and 1993 have been charged against the loss reserve. Approximately $3,689,000 was charged to the loss reserve in 1994 and 1993 as a result of writing down assets to their net realizable values. Loss reserves of $7,689,000, consisting principally of provisions previously recorded for expected losses on the disposition of the businesses subsequently retained, have been reversed and are included in unusual items in 1994 and 1993 (see Note
11).

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                                                 December 31,
                                                                          -------------------------
                                                                             1995            1994
                                                                          ----------     ----------
       Disposal sites, including costs incurred for expansion projects
            in process of $70,954 and $93,881, respectively               $1,020,388     $  811,470
       Vehicles                                                              220,754        162,903
       Machinery and equipment                                               153,703        136,809
       Containers                                                            133,994        110,782
       Buildings and improvements                                            108,081         85,144
       Furniture and fixtures                                                 29,261         24,818
       Land                                                                   93,866         87,580
                                                                          ----------     ----------
                                                                           1,760,047      1,419,506
       Less accumulated depreciation and amortization                        440,848        363,037
                                                                          ----------     ----------
                                                                          $1,319,199     $1,056,469
                                                                          ==========     ==========

The Company actively pursues permitting of additional airspace at new and existing facilities. There is no assurance of the outcome of any permitting efforts. The permitting and development process is subject to regulatory approval, time delays, availability of land, local citizen opposition, and potentially more restrictive governmental regulation. Substantial losses could be incurred in the near term in the event a permit is not granted, if facility construction programs are delayed or changed, or if projects are otherwise abandoned. The Company reviews the status of all permitting and development projects on a periodic basis to assess realizability of the recorded asset values. In the opinion of the Company's management, its permitting projects are fairly valued as of December 31, 1995.

5. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                                 December 31,
                                                                           ------------------------
                                                                             1995            1994
                                                                           --------        --------
       Credit facility:
          Revolving credit facility                                        $ 51,613        $ 98,000
          Term loan facility                                                215,835              --
       Sanifill credit facility                                              58,000          80,500
       Western credit facility                                               41,000          44,000
       Senior notes, maturing in varying annual installments
            through June 2005, interest ranging from 7.29% to 8.44%         109,416          29,545
       Senior notes, interest at 11.45%                                          --         133,501
       Senior notes, interest at 11.95%                                          --          17,929
       Convertible subordinated debentures, interest at 8  1/2%                  --          49,000
       Convertible subordinated debentures, interest at 7  1/2%              58,213          58,041
       Notes payable, maturing in varying amounts through October 2010,
            interest ranging from 4% to 12%                                  15,008           8,439
       Subordinated debt, maturing in varying monthly installments
            through January 2008, interest ranging from 7.25% to 10%          7,493           8,070
       Industrial revenue bonds, principal payable in annual installments, maturing in 1996-2009, variable interest rates (3.65% to 9%
            at December 31, 1995), enhanced by letters of credit            130,374         122,403
       Other                                                                 44,789          39,245
                                                                           --------        --------
                                                                            731,741         688,673
       Less current maturities                                               53,516          56,035
                                                                           --------        --------
                                                                           $678,225        $632,638
                                                                           ========        ========

The aggregate estimated payments, including scheduled minimum maturities, of long-term obligations outstanding at December 31, 1995 for the five years ending December 31, 1996 through 2000 are: 1996 -- $53,516,000; 1997
--$99,765,000; 1998 -- $80,426,000; 1999 -- $94,004,000; and 2000 --
$155,408,000.

On May 7, 1996, in connection with the Western Merger, the Company replaced its existing credit facility with a $750,000,000 senior revolving credit facility and retired amounts outstanding under Western's credit facility. The credit facility was used to refinance existing bank loans and letters of credit, to fund additional acquisitions, and for working capital. The credit facility was available for standby letters of credit of up to $300,000,000. Loans under the credit facility bore interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread initially set at 0.405% per annum). The credit facility required a facility fee not to exceed 0.375% per annum on the entire available credit facility (facility fee initially set at 0.22% per annum).

On August 30, 1996, in connection with the Sanifill Merger, the Company replaced the $750,000,000 senior revolving credit facility with a $1,200,000,000 senior revolving credit facility ("Credit Facility") and retired amounts under Sanifill's credit facility. The Credit Facility was used to refinance existing bank loans and letters of credit and will be used to fund additional acquisitions and for working capital. The Credit Facility is available for standby letters of credit of up to $400,000,000. Loans under the Credit Facility bear interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread initially set at 0.35% per annum). The Credit Facility requires a facility fee not to exceed 0.375% per annum on the entire available Credit Facility (facility fee initially set at 0.20% per annum). The Credit Facility contains financial covenants with respect to interest coverage and debt capitalization ratios. The Credit Facility also contains limitations on dividends, additional indebtedness, liens, and asset sales. Principal reductions are not required during the five-year term of the Credit Facility.

On October 6, 1995, the Company completed a public offering of 6,345,625 shares of its common stock, priced at $19.625 per share. The net proceeds of approximately $118,000,000 were primarily used for the repayment of debt. Approximately 75% of the proceeds were applied to the credit facility and the remainder was redrawn as the Company's needs dictated for use in the expansion of its business, including acquisitions.

In September 1992, the Company, in an underwritten public offering, issued $49,000,000 of 8 1/2% convertible subordinated debentures due October 15, 2002, with interest payable semi-annually. The debentures were convertible into the Company's common stock at any time on or before maturity, unless previously redeemed, at $13.25 per share, subject to adjustment in certain events. The Company had an option to redeem the debentures, in whole or in part, at any time on or after October 15, 1995, at an original redemption price of 105.67% of the principal amount, declining to par over the term of the debentures. Between November 3, 1995 and December 1, 1995, the Company converted the remaining balance of the debentures of approximately $42,300,000 into approximately 3,193,000 shares of the Company's common stock. The unamortized premium of $1,983,000 as of December 1, 1995, was recorded as a reduction to additional paid-in capital. Earlier in 1995, approximately $6,700,000 of debentures had been converted into approximately 505,000 shares of the Company's common stock.

If the aforementioned public offering and subordinated debenture conversion transactions had occurred on January 1, 1995, earnings per share would have increased by $0.03 for the year ended December 31, 1995 due to a reduction in interest expense resulting from the retirement of long-term debt. Weighted average number of common and common equivalent shares outstanding would have been 121,275,000.

In May 1991, Sanifill issued $60,000,000 of 7 1/2% convertible subordinated debentures due on June 1, 2006. Interest was payable semiannually in June and December. The debentures were convertible into shares of the Company's common stock at a conversion price of $16.95 per share. The debentures were subordinated in right of payment to all existing and future senior indebtedness, as defined. The debentures were redeemable after June 1, 1994 at the option of the Company at 105.25% of the principal amount, declining annually to par on June 1, 2001, plus accrued interest. Deferred offering costs of approximately $2,600,000 were incurred and were being amortized ratably over the life of the debentures. On March 18, 1996, the Company called for the redemption of these debentures. See Note 16 for further discussion.

The credit facility existing at December 31, 1995, which was entered into on June 30, 1995, in connection with the acquisition of Chambers, consisted of a $550,000,000 financing agreement, including a $300,000,000 five-year revolving credit and letter of credit facility and a $250,000,000 term loan facility. On June 30, 1995, the Company borrowed $370,000,000, of which $267,448,000 was outstanding at December 31, 1995, the proceeds of which were used to refinance outstanding indebtedness under the Company's revolving credit facility, retire the 11.45% and 11.95% senior notes of Chambers, and finance the Chambers' shareholder litigation settlements discussed in Note 12 and certain other costs related to the merger with Chambers. Borrowings under the credit facility were collateralized by all the capital stock and intercompany receivables of the Company. Revolving credit loans under the credit facility were limited to $180,000,000 less the amount of any future industrial revenue bonds enhanced by letters of credit under the credit facility. Loans bore interest at a rate based on the Eurodollar rate or the prime rate, plus a spread not to exceed 1.75% per annum (7.31% at December 31,
1995). The credit facility could also be used for letters of credit purposes with variable fees from 0.5% to 1.75% per annum (1.5% at December 31, 1995) charged on amounts issued. A commitment fee of up to 0.5% per annum was required on the unused portion of the credit facility.

In August 1995, the Company entered into a three year interest rate swap agreement whereby the Company fixed a maximum interest rate on $125,000,000 of its credit facility. The interest rate was a fixed annual rate of approximately 5.9% plus the applicable spread over the Eurodollar rate (not to exceed 1.75% per annum) as determined under the credit facility (7.4% at December 31, 1995).

In April 1995, Sanifill amended its unsecured revolving credit facility to increase its size from $160,000,000 to $225,000,000 and to increase its bank group from seven to nine banks. The revolving credit facility provided for a revolving credit period expiring on November 30, 1997, at which time it was to convert to a term facility with a final maturity date of November 30, 2001. Availability under this credit facility was tied to the Company's cash flow and liquidity. Advances bore interest, at Sanifill's option, at the prime rate or London Interbank Offered Rate ("LIBOR"), in each case, plus a margin which was calculated quarterly based upon Sanifill's ratio of indebtedness to cash flow, or, in an amount not to exceed $100,000,000, at a rate negotiated between Sanifill and certain banks party to the revolving credit facility (6.84% at December 31, 1995). As of December 31, 1995, Sanifill had $127,200,000 available under its credit facility and had utilized $39,800,000 of its credit facility for letters of credit relating to landfill closure and post-closure obligations and securing industrial revenue bonds and insurance contracts. Sanifill's credit facility was paid off on August 30, 1996. Under the terms of the credit facility, Sanifill was required to maintain certain financial covenants regarding net worth, coverage ratios, and additional indebtedness.

Western's credit facility consisted of a revolving line of credit and permitted borrowings up to $100,000,000. At Western's option, borrowings under the credit facility bore interest at the bank's prime rate and/or at LIBOR plus 0.75% to 2% per annum, depending upon certain financial ratios of Western (6.69% at December 31, 1995). A commitment fee of 0.375% per annum was required on the unused portion of the credit facility. Western's credit facility was paid off on May 7, 1996. Under the terms of the credit facility, Western was subject to various debt covenants including maintenance of certain financial ratios, and in addition, was limited in the amount of cash dividends it could pay.

The senior notes outstanding at December 31, 1995 are unsecured and require the Company to maintain certain financial covenants regarding net worth, coverage ratios, and additional indebtedness. The first principal payment was made July 30, 1996. Deferred offering costs of approximately $700,000 were incurred and are being amortized ratably over the life of the senior notes.

The notes payable are collateralized by property and equipment with a net book value of $43,000,000 and $37,900,000 as of December 31, 1995 and 1994,
respectively.

The Company, Sanifill, and Western have completed several tax exempt industrial revenue bond issues totaling $130,374,000 with maturities ranging up to fifteen years. The bonds are subject to annual sinking fund redemptions and proceeds of the issues are restricted to fund certain assets of the projects. The bonds are supported by irrevocable letters of credit and bear interest at floating rates (3.65% to 9% at December 31, 1995) with rates reset weekly by a remarketing agent. An interest rate swap agreement with approximately four years remaining at December 31, 1995 has fixed the rate at 6.29% on $24,000,000 of these bonds.

Chambers incurred nonrecurring interest expense of $10,994,000 and $1,254,000 in 1995 and 1994, respectively, as a result of amendments to its credit facility and senior notes in November 1994. Chambers proratably accrued the extension fees, the expected refinancing premium, and other charges incurred upon consummation of its merger with the Company.

Letters of credit have been provided to the Company supporting industrial revenue bonds, performance of landfill closure and post-closure requirements, insurance contracts, and other contracts. Letters of credit outstanding at December 31, 1995 aggregated $196,422,000.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, restricted funds held by trustees, trade accounts receivable, trade accounts payable, and financial instruments included in notes and other receivables and other assets approximate their fair values principally because of the short-term maturities of these instruments.

The fair values of the Company's debt maturing within one year, the revolving credit facilities, and the term loan approximate the carrying values due to the nature of the instruments involved. The senior notes, notes payable, and subordinated debt do not have readily available market values; however, the carrying values are considered to approximate their respective fair values.

The 7 1/2% convertible subordinated debentures had a quoted securities exchange market value of 118% of the $60,000,000 face value of such securities as of December 31, 1995.

The fair value of the $125,000,000 interest rate swap approximates the carrying value due to the interest rate swap's relatively short maturity of three years and the differential between its fixed rate of 7.4% at December 31, 1995 compared to the related credit facility's variable rate of 7.31% at December 31, 1995.

The fair values of the industrial revenue bonds approximate the carrying values as the interest rates on the bonds are reset weekly based on the credit quality of the letters of credit which collateralize the bonds. The fair value of the related $24,000,000 interest rate swap approximates the carrying value due to the interest rate swap's relatively short remaining maturity of approximately four years and the differential between its fixed rate of 6.29% compared to the average interest rate of the related industrial revenue bonds of 4.4%.

In the normal course of business, the Company has letters of credit, performance bonds, insurance policies, and other guarantees that are not reflected in the accompanying supplemental consolidated balance sheets. In the past, no significant claims have been made against these financial instruments. Management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

7. PREFERRED STOCK

The Board of Directors is authorized to issue preferred stock in series, and with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund, and redemption rights), preferences (including dividends and liquidation), and limitations. The Company currently has no issued or outstanding preferred stock.

8. COMMON STOCK OPTIONS AND WARRANTS

In accordance with the Company's 1990 Stock Option Plan (the "1990 Plan"), options to purchase 900,000 shares of the Company's common stock may be granted to officers, directors, and key employees. In accordance with the Company's 1993 Stock Option Incentive Plan, as amended (the "1993 Plan"), options to purchase 6,500,000 shares of the Company's common stock may be granted to officers, directors, and key employees. Options are granted under both the 1990 Plan and the 1993 Plan at an exercise price which equals or exceeds the fair market value of the common stock on the date of grant, with various vesting periods, and expire up to ten years from the date of grant. No options are available for future grant under the 1990 Plan.

In accordance with the Envirofil Employees' 1993 Stock Option Plan (the "1993 Envirofil Plan"), options could be granted to purchase 600,000 shares of the Company's common stock. The 1993 Envirofil Plan terminates in January 2003. Options were granted under the 1993 Envirofil Plan at an exercise price which equaled or exceeded the fair market value of the common stock at the date of grant, with various vesting periods, and expiration dates up to ten years from date of grant. As a result of the merger, all unexpired and unexercised options under the 1993 Envirofil Plan converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the 1993 Envirofil Plan. No additional options may be issued under such plan.

Chambers had two plans under which stock options for the purchase of its Class A common stock could be granted: the 1993 Stock Incentive Plan (the "1993 Chambers Plan") and the 1991 Stock Option Plan for Non-Employee Directors (the

"Chambers Directors' Plan"). The maximum number of shares of Chambers Class A common stock available for grant under the 1993 Chambers Plan in each calendar year was equal to one percent of the total number of outstanding shares of Chambers Class A common stock as of the beginning of the year plus any shares then reserved but not subject to grant under Chambers' terminated 1988 Stock Option Plan (the "1988 Chambers Plan"). Any unused shares available for grant in any calendar year were carried forward and available for award in succeeding calendar years. Under the terms of the 1993 Chambers Plan, options were granted at fair market value on the date of grant, but in no event were options granted at less than the stock's par value, with various vesting periods, and expiration dates up to ten years from date of grant.

Under the Chambers Directors' Plan, options could be granted to purchase 150,000 shares of Chambers Class A common stock. The Chambers Directors' Plan stipulates that each person serving as a director and who was not employed by Chambers was automatically granted options for the purchase of 2,000 shares of Chambers Class A common stock on the third business day following each annual stockholders' meeting. In addition, each nonemployee director at the effective date of the plan was granted options to purchase 2,000 shares of Chambers Class A common stock for each year previously served on Chambers' Board of Directors. As a result of the merger, all unexpired and unexercised options under the 1993 Chambers Plan, the 1988 Chambers Plan, and the Chambers Directors' Plan converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the Chambers Plans. No additional options may be issued under such plans.

Western maintained three stock option plans ("Western Plans"), the 1992 Stock Option Plan ("1992 Western Plan"), the Incentive Stock Option Plan, and the Non-Qualified Stock Option Plan, which allowed key employees and directors of Western the right to purchase shares of its common stock. Of these plans, only the 1992 Western Plan had options available for future grants at December 31,
1995.   Options granted under the 1992 Western Plan were designated as incentive or non-qualified in nature, at the discretion of the Compensation Committee of Western's Board of Directors, though only employees were eligible to receive incentive stock options. Western had reserved 2,000,000 shares of its common stock under each of the Western Plans. Options were granted under the Western Plans at an exercise price which equaled or exceeded the fair market value on the date of grant. Options were generally exercisable in installments beginning one year after the grant date. As a result of the Western Merger, all unexpired and unexercised options under the Western Plans converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the Western Plans. No additional options may be issued under such plans.

Sanifill maintained an incentive compensation plan (the "Incentive Plan") which allowed for the ability to grant non- qualified options, restricted stock, deferred stock, incentive stock options, stock appreciation rights, and other long- term incentive awards. Under the Incentive Plan, stock options were typically granted at fair market value on the date of grant. The number of shares available for issuance under the Incentive Plan was limited to 14% of the number of outstanding shares of Sanifill's common stock at that time less shares outstanding under the Incentive Plan and the Company's previously utilized stock option plan (the "Stock Option Plan"). Accordingly, approximately 2,000,000 shares were available for issuance under both plans at December 31, 1995. The Incentive Plan did not provide for the granting of options to non-employee directors. The Stock Option Plan provided for options of up to 382,500 of the authorized shares to be granted to non-employee directors. In March 1994, Sanifill granted 205,505 shares of restricted stock under the Incentive Plan to certain key executives. The shares were to vest at the end of eight years or upon the achievement of certain financial objectives, if sooner. None of the shares of restricted stock had vested at December 31, 1995. As a result of the Sanifill Merger, all unexpired and unexercised options under the plans converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under such plans. No additional options may be issued under such plans.

The following table summarizes transactions under all of the above stock option plans (in thousands):

                                                   Years Ended December 31,
                                               --------------------------------
                                                1995         1994          1993
                                               ------       ------        -----
          Outstanding, beginning of year        9,274        8,700        7,328
          Granted                               4,005        1,931        2,250
          Exercised                              (696)      (1,083)        (731)
          Canceled                               (118)        (274)        (147)
                                               ------       ------        -----
          Outstanding, end of year             12,465        9,274        8,700
                                               ======       ======        =====

The option prices of options exercised during 1995, 1994, and 1993 were from $3.53 to $18.00 in 1995, from $2.50 to $14.67 in 1994, and $0.98 to $10.09 in
1993. As of December 31, 1995, options for the purchase of approximately 6,556,000 shares of the Company's common stock were exercisable at prices ranging from $2.25 to $59.11 per share. The Company holds 138,810 shares of its common stock in treasury as of December 31, 1995 for future distribution upon exercise of options under the plans.

The Company has issued warrants expiring through 2002 for the purchase of shares of its common stock in connection with private placements of debt and equity securities, acquisitions of businesses, bank borrowings, reorganizations, and certain employment agreements. Transactions involving common stock warrants are summarized as follows:

                                                             Warrants                 Exercise Price
                                                             ---------               ----------------
          Outstanding at January 1, 1993                     1,992,232               $ 0.55 -- $17.50
          Issued                                               457,632               $ 1.25 -- $10.00
                                                             ---------

          Outstanding at December 31, 1993                   2,449,864               $ 0.55 -- $17.50
          Issued                                               910,000               $10.00 -- $12.88
          Exercised                                           (472,299)              $ 0.55 -- $ 8.80
                                                             ---------

          Outstanding at December 31, 1994                   2,887,565               $ 1.25 -- $17.50
          Issued                                               230,000               $10.50 -- $15.00
          Exercised                                           (968,248)              $ 1.25 -- $15.00
                                                             ---------

          Outstanding at December 31, 1995                   2,149,317               $ 5.00 -- $17.50
                                                             =========

In 1993, Envirofil granted certain options and warrants with exercise prices that were less than the fair market value of Envirofil's common stock at the date of the grant or renegotiated the exercise price of warrants previously granted. Stock compensation expense has been recorded to the extent that the exercise prices of the vested options or warrants were less than the fair market value of Envirofil's common stock at the date of the granting of the
options or warrants, or on the date the exercise price was reduced.   As a
result, stock compensation expense of $923,000 was recognized in unusual items for the year ended December 31, 1993, with a corresponding increase in additional paid-in capital.

9.  EMPLOYEE BENEFIT PLANS

Effective July 1, 1995, the Company established the USA Waste Services, Inc. Employee Savings Plan ("the Savings Plan"), a qualified defined contribution retirement plan, covering employees (except those working subject to a collective bargaining agreement) 21 years of age or older who have completed one year of service or were actively employed on the Savings Plan's commencement date. The Savings Plan allows eligible employees to contribute up to the lesser of 15% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. The Company matches 50% of the first 6% an employee contributes. Both employee and Company contributions vest immediately. In 1995, the Company contributed approximately $218,000 and incurred approximately $25,000 in administrative fees.

Western has a qualified defined contribution plan which generally covers all full time salaried and clerical employees not represented by a bargaining agreement. Eligible employees are allowed to contribute up to the lesser of 20% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. At its discretion, Western can match up to 50% of the amount contributed by employees. Western's contributions for 1995, 1994, and 1993, represented by issuance of Western common stock, were $698,000, $661,000, and $566,000, respectively.

Sanifill has a defined contribution plan for employees meeting certain employment requirements. Eligible employees are allowed to contribute up to the lesser of 15% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. Sanifill matches all employee contributions up to 3%. Sanifill matching contributions were approximately $700,000, $500,000, and $400,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

Sanifill has an Employee Stock Purchase Plan ("ESPP") for all active employees who have completed one year of continuous service. Employees may contribute from 1% to 5% of their compensation. In addition, during any purchase period, as defined, a single additional contribution of $25, or any multiple thereof not exceeding $2,000, may be made by a participant to their account.
At the end of each purchase period, each participant's account balance is applied to acquire common stock of Sanifill at 85% of the market value, as defined, on the first day or last day of the purchase period, whichever price is lower. The maximum amount per employee that may be contributed during any plan year, as defined, shall not exceed $25,000. The number of shares reserved for purchase under the ESPP is 508,541 and may be from either authorized and unissued shares or treasury shares.

10.  INCOME TAXES

The provision for income taxes consists of the following (in thousands):

                                                        Years Ended December 31,
                                                   -----------------------------------
                                                    1995          1994          1993
                                                   -------       -------       -------
         Current:
              Domestic                             $32,227       $26,988       $22,692
              Foreign                                  407            66            22
                                                   -------       -------       -------
                                                    32,634        27,054        22,714
                                                   -------       -------       -------
         Deferred:
              Domestic                              12,871       (26,272)        1,535
              Foreign                                 (513)          233            --
                                                   -------       -------       -------
                                                    12,358       (26,039)        1,535
                                                   -------       -------       -------

              Provision for income taxes           $44,992       $ 1,015       $24,249
                                                   =======       =======       =======

The difference between federal income taxes at the statutory rate and the provision for income taxes for the years presented above is as follows (in thousands):

                                                                             Years Ended December 31,
                                                                        ------------------------------------
                                                                         1995          1994           1993
                                                                        -------      --------        -------
         Income taxes (benefit) at federal statutory rate               $34,118      $ (2,809)       $18,294
         Prior year tax adjustment                                           --        (4,300)            --
         Nondeductible expenses                                           7,018         6,385          1,214
         State and local income taxes, net of federal
              income tax benefit                                          2,414         3,323          3,773
         Other                                                            1,442        (1,584)           968
                                                                        -------      --------        -------
              Provision for income taxes                                $44,992      $  1,015        $24,249
                                                                        =======      ========        =======

Chambers' corporate tax returns for 1988 through 1992 are currently under examination by the Internal Revenue Service ("IRS"). The Company has reached tentative agreement with the IRS regarding the tax treatment of certain costs and expenses deducted for financial statement purposes in these open tax years. That agreement is subject to the approval of the Joint Committee on Taxation. Western's corporate tax returns for fiscal years 1991 through 1993 are currently under examination by the IRS. The IRS has proposed adjustments for these years, which the Company is vigorously protesting, which neither alone nor in aggregate would have a material effect on the Company's financial position or results of operations, when resolved. The Company has been notified that USA Waste's 1994 corporate tax return will be examined by the IRS. No Sanifill corporate tax returns are currently under examination by the IRS.

At December 31, 1995, the Company had approximately $236,000,000 of net operating loss ("NOL") carryforwards, primarily as a result of losses incurred by Chambers prior to the Company's merger with Chambers. Most of the NOL carryforwards will begin to expire in 2007. The use of the NOL carryforwards is subject to annual limitations of approximately $39,000,000 due to an ownership change subsequent to the Chambers merger within the meaning of
Section 382 of the Internal Revenue Code. The prorated annual limitation for 1995 was approximately $9,200,000.

The components of the net deferred tax assets and liabilities are as follows (in thousands):

                                                                              December 31,
                                                                    -----------------------------------
                                                                      1995         1994          1993
                                                                    -------       -------       -------
         Deferred tax assets:
              Net operating loss carryforwards                      $97,160       $98,655       $81,603
              Litigation settlements                                 27,897        28,475         1,013
              Closure, post-closure, and other liabilities           28,794        25,339        21,815
              Self insurance                                          5,243         4,043         4,572
              Other (principally asset impairments and losses from
                   planned asset divestures)                         24,704        21,561        15,944
             Valuation allowance                                    (24,000)      (24,000)      (24,000)
                                                                    -------       -------       -------

                    Deferred tax assets                             159,798       154,073       100,947

         Deferred tax liabilities:
              Property, equipment, intangible assets, and other     120,674       104,013        76,926
                                                                    -------       -------       -------

                    Net deferred tax assets                         $39,124       $50,060       $24,021
                                                                    =======       =======       =======

A significant portion of the increase in deferred tax assets in 1994 relates to the accrual for the shareholder litigation settlement (see Note 12). The Claims Administrator of the Settlement Fund Escrow Account is expected to distribute the shareholder litigation settlement to the claimants in the fourth quarter of 1996. Such distribution would result in a portion of the charge in 1994 of $75,300,000 becoming deductible for tax purposes upon payment.
However, the portion of the settlement that will qualify as deductible for tax purposes and the portion that will be nondeductible has not been determined.

11. UNUSUAL ITEMS

A summary of unusual items is as follows (in thousands):

                                                                              Years Ended December 31,
                                                                         ----------------------------------
                                                                            1995        1994         1993
                                                                         ---------    ---------   ---------
   Net gains on asset divestitures                                       $      --    $      --    $ (7,101)
   Provision for loss on asset divestitures and contractual commitments      1,313       3,366        8,687
   Reversal of prior provisions for loss and costs on asset
     divestitures and contractual commitments                                   --       (3,565)     (6,636)
   Asset impairments and abandoned projects                                     --       8,237        4,929
   Stock compensation expense                                                   --           --         923
   Financing and professional fees                                             610           --          --
   Directors and officers insurance                                             --           --       1,555
   Corporate and regional restructurings                                     2,810          825         315
                                                                         ---------    ---------   ---------
         Total unusual items                                             $   4,733    $   8,863   $   2,672
                                                                         =========    =========   =========

In 1992, Chambers became a defendant in shareholder litigation arising out of financial statement revisions (see Note 12) and, as a result of noncompliance with certain covenants of its various long-term borrowing agreements, commenced restructuring of its principal credit facilities and surety arrangements. Chambers also initiated a major restructuring of its operations which included a program to divest certain businesses that no longer met strategic and performance objectives, the abandonment of various development activities, and the reorganization of its corporate and regional operations. In 1995, 1994, and 1993, Chambers incurred substantial expenses related to these matters as discussed below.

In 1995, Chambers recorded charges of $2,810,000 of severance and other termination benefits paid to former Chambers employees in connection with its pre-merger reorganization, $1,313,000 of estimated future losses associated with the renegotiated Bergen County, New Jersey, municipal solid waste contract, and $610,000 of shareholder litigation settlement costs.

In 1994, Chambers recorded charges of $3,366,000 for losses on asset divestitures, including $1,114,000 to adjust a 1993 estimate of the loss on divestiture of a collection, recycling, and transfer station operation and $2,252,000 related to the estimated future loss on a municipal contract. During 1994, Chambers also reversed 1993 provisions for losses on divestitures and contractual commitments of $3,565,000, including $2,000,000 previously recorded for losses expected to be incurred on a municipal contract with respect to which Chambers was able to negotiate an early termination and $1,053,000 of excess reserve related to the sale of a recycling operation and certain real estate.

In 1994, Chambers also recorded net charges of $8,237,000 for asset impairments and abandoned projects, including $6,978,000 to reduce the carrying value of Chambers' medical, special, and municipal waste incinerator facility to its estimated net realizable value, determined as the present value of future cash flows discounted at 12%. A permanent decline in the value of the incinerator became evident as Chambers management determined its investment could not be recovered through future operations, given current and forecasted pricing, waste mix, and capacity trends as well as then recently proposed regulations with respect to medical waste incinerator facilities and general declines in the value of waste incinerator businesses. During 1994, Chambers also reached a favorable settlement of previously reported litigation related to certain contracts entered into with respect to its purchase of a landfill and its prior purchase of a collection company. The settlement amount is included as a credit to unusual items and includes receipt by Chambers of $1,200,000 in cash and the forgiveness of all remaining non-compete payments totaling $525,000 that were to have been paid by Chambers to various individuals in 1994, 1995, and 1996. The remaining charge of $2,984,000 results from changes in 1993 estimates for certain asset impairments and abandoned projects. In addition, Chambers recorded a charge of $825,000 primarily relating to severance benefits paid to employees terminated as part of Chambers' continued reorganization. With the exception of the $1,200,000 litigation settlement received by Chambers and the $825,000 payment of severance benefits, there was no cash flow effect related to these unusual charges.

In 1993, Chambers sold certain businesses as part of its divestiture program, which resulted in a net gain of $7,101,000. Chambers recorded charges in 1993 of $8,687,000 for losses and estimated future losses on asset divestitures and contractual commitments, including $3,172,000 related to the municipal contract discussed above, $3,194,000 related to the sale of the recycling operation and real estate discussed above, and $2,140,000 related to the collection, recycling, and transfer station operation discussed above. In addition, Chambers reversed prior year provisions of $6,636,000 for losses on divestitures for businesses that were subsequently retained. Chambers also recorded charges of $4,929,000, consisting of $2,028,000 for impaired assets, $2,901,000 for abandoned projects, $1,555,000 for special directors and officers insurance premiums, and $315,000 for severance benefits paid to employees terminated in connection with the corporate and regional restructuring.

12. SETTLEMENT OF SHAREHOLDER LITIGATION

In 1994, in connection with the settlement of certain Chambers' shareholder litigation, Chambers accrued $85,300,000 for the cost of the settlements and $4,100,000 for other litigation related costs, of which $79,400,000 was recorded as an expense and $10,000,000 to be paid from the proceeds of Chambers' directors and officers liability insurance policy was recorded as a current asset and is included in notes and other receivables at December 31, 1994. At December 31, 1994, $75,300,000 of the amount accrued for settlement payments was classified as a noncurrent liability based on the expectation that such amount would be funded by long-term financing in connection with the Chambers merger (see Note 2). The $10,000,000 of settlement payments funded by the proceeds of Chambers' directors and officers liability insurance policy and the $4,100,000 of other litigation related costs are included in current liabilities at December 31, 1994. In 1993, Chambers accrued $5,500,000 related to legal and other costs associated with the shareholder litigation. All amounts were paid by December 31, 1995.

13. RELATED PARTY TRANSACTIONS

In 1994, the Company invested $400,000 in EDM Corporation ("EDM") in return for a 15% equity interest and agreed to provide a line of credit of up to $5,600,000 to EDM at an interest rate equal to the greater of 8 1/2% or the prime rate plus 2%. In connection with this investment, the Company had a right of first refusal to acquire any landfills, collection, or other operations that EDM wished to sell. On September 30, 1995, the Company acquired the balance of the equity interests in EDM in an acquisition accounted for as a purchase (see
Note 2). Under the terms of the acquisition agreement, the Company acquired the remaining equity interests in EDM in exchange for 108,375 shares of the Company's common stock and forgiveness of a $1,750,000 loan due from EDM. At the time of closing, EDM was renamed Modern Sanitation, Inc.

In connection with the merger with Envirofil in May 1994, Sanders Morris Mundy Inc. ("SMMI"), in its capacity as financial advisor to Envirofil, received a fee of $850,000. Prior to joining the Company, John E. Drury, Chief Executive Officer of the Company, was a Managing Director and shareholder of SMMI and remains a director. George L. Ball, a former director of the Company, is Chairman of the Board and a director of SMMI. In 1992, the Company sold $49,000,000 of its 8 1/2% debentures due 2002 in a public offering underwritten by Dillon Read & Co., Inc. and SMMI. In connection with such offering, the Company paid the underwriters commissions aggregating $1,995,000. In 1995, the Company called the debentures and in connection with such call, entered into a Standby Agreement with SMMI pursuant to which SMMI received a fee of $200,000 and was reimbursed for the fees and disbursements of its counsel.

At December 31, 1994, Chambers' headquarters facility was leased from the principal stockholders of Chambers under a lease dated December 29, 1986 with an initial term expiring in October 2006 and a ten-year renewal option. The agreement provided for monthly lease payments (aggregating $531,000 during 1995) prior to the Company being released from the lease by assuming the related mortgage of $1,945,000 from the principal stockholders of Chambers in July 1995.

In August 1995 and pursuant to the terms of the Chambers merger, the Company exercised an option to purchase real estate from John G. Rangos, Sr., a principal stockholder of Chambers and a director of the Company, and Michael J. Peretto, a former director of Chambers, and certain members of his family. The real estate is adjacent to the Company's Monroeville landfill. The option to purchase the real estate was granted pursuant to agreements among the parties dated July 8, 1993. The total consideration paid by the Company for the real estate was $2,986,000, of which $2,103,000 was paid to John G. Rangos, Sr. and $883,000 was paid to Mr. Peretto and members of his family.

Pursuant to the terms of the Western Merger, the Company and the Shirvanian Family Investment Partnership (the "Partnership"), of which Kosti Shirvanian, a director of the Company, is a general partner, have agreed to the transfer to the Company the Partnership's interests in the land and improvements constituting a portion of a transfer station in Carson, California, in exchange for the issuance by the Company of up to 337,500 shares of Company common stock, which are currently held in an escrow account. The transfer is subject to the pending receipt of an independent appraisal of the land and improvements supporting such consideration.

14. COMMITMENTS AND CONTINGENCIES

Operating leases -- The Company has entered into certain noncancelable operating leases for vehicles, equipment, offices, and other facilities which expire through 2003. Lease expense aggregated $15,519,000, $20,064,000, and $25,820,000 during 1995, 1994, and 1993, respectively. Future minimum lease payments under operating leases in effect at December 31, 1995 are 1996 -- $7,887,000; 1997 -- $5,140,000; 1998 -- $3,742,000; 1999 -- $2,903,000; 2000 --
$1,838,000; and thereafter $11,216,000.

Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

Litigation and investigation -- On or about March 8, 1993, an action was filed in the United States District Court for the Western District of Pennsylvania, captioned Option Resource Group, et al. v. Chambers Development Company, Inc., et al., Civil Action No. 93-354. This action was brought by a market maker in options in Chambers stock and two of its general partners and asserts federal securities law and common law claims alleging that Chambers, in publicly disseminated materials, intentionally or negligently misstated its earnings and that Chambers' officers and directors committed mismanagement and breach of fiduciary duties. These plaintiffs allege that, as a result of large amounts of put options traded on the Chicago Board of Options Exchange between March 13 and March 18, 1992, they engaged in offsetting transactions resulting in approximately $2,100,000 in losses. The plaintiffs in Option Resource Group had successfully requested exclusion from a now settled class action of consolidated suits instituted on similar claims ("Class Action") and Option Resource Group is continuing as a separate lawsuit. Discovery has been completed and a trial date of January 2, 1997 has been set. Plaintiffs filed a motion for summary judgment which is untimely under the court's case management procedures. The court has stayed responses to the motion for summary judgment. In response to discovery on damages, the plaintiffs reduced their damages claim to $433,000 in alleged losses, plus interest and attorneys' fees, for a total damage claim of $658,000 as of August 21, 1995. The Company intends to
continue to vigorously defend against this action.    Management of the Company
believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On August 3, 1995, Frederick A. Moran and certain related persons and entities filed a lawsuit against Chambers, certain former officers and directors of Chambers, and Grant Thronton, LLP, in the United States District Court for the Southern District of New York under the caption Moran, et al. v. Chambers, et al., Civil Action No. 95-6034. Plaintiffs, who claim to represent approximately 484,000 shares of Chambers stock, requested exclusion from the settlement agreements which resulted in the resolution of the Class Action and assert that they have incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. The claimed losses include damages to Mr. Moran's business and reputation. The Judicial Panel on Multidistrict Litigation has transferred this case to the United States District Court for the Western District of Pennsylvania. The Company has filed its answer to the complaint and intends to vigorously defend against these claims. The case is currently in discovery. Management of the Company believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On or about February 1, 1996, an action was filed in the Circuit Court of Cook County, Illinois, captioned Allabastro v. USA Waste Services, Inc., Action No. 96L01165. The case was subsequently removed to the United States District Court for the Northern District of Illinois, Action No. 96-CV-1336. The plaintiff alleges to have entered into an oral agreement with the Company for brokerage services and is demanding a fee of $950,000 based on the alleged contract and on common law for acting as a broker/advisor to the Company in its 1993 purchase of an Indiana landfill and collection operation from Chambers. Based on the same facts, the plaintiff is also demanding an additional $36,250,000 fee in connection with the June 1995 merger of Chambers with the Company. The plaintiff is also seeking unspecified damages for acting as a management advisor to the Company in its procurement of a landfill renovation/operation contract in Charleston, West Virginia. Interest and other costs are also demanded. The case is in the early stages of discovery. The Company has filed its answer and intends to vigorously defend against this action, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

In or about August 1994, a case was filed against Western in the United States District Court for the Western District of Arkansas. This is an action originally filed by seven landowners who live near a landfill operated by Western in Miller County, Arkansas. The landowners allege that Western unlawfully received hazardous waste and that the pollutants from the waste received by Western had contaminated their property or threatened to contaminate their property in the future. The landowners seek an unspecified amount of damages based on the contamination or threat of contamination. In addition, the landowners seek to recover damages based on the devaluation of their property due to the stigma of being located near a disposal site for hazardous waste and based upon their fear of developing adverse health effects. In July 1995, 135 additional plaintiffs intervened and asserted claims similar to those raised by the original plaintiffs. Western and the other defendants have denied that any unlawful disposal of waste occurred at the landfill. In or about June 1995, a case was filed by eight land owners who own property along a creek downstream from Western's Miller County landfill. Plaintiffs allege that their property has been contaminated by releases of hazardous substances from the landfill and other hazardous substance disposal sites operated by the other defendants. The Company believes it has valid defenses to the allegations and is vigorously defending the action, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

In late December 1994, a lawsuit was filed in Los Angeles County Superior Court by 24 plaintiffs. Western is among 19 named defendants. The complaint asserts causes of action for nuisance and trespass and is seeking damages for personal injuries and property damage. The complaint alleges that Montrose Chemical Corporation and others manufactured DDT on property at or adjacent to the property owned by Western in Torrance, California. The plaintiffs further allege that contaminants from this property escaped to plaintiff's property, injured plaintiff, and damaged the value of plaintiff's property. On June 29, 1995, this case was removed to the United States District Court. Western has filed an answer denying any liability. The Company believes it has valid defenses to the allegations and intends to vigorously contest the case and is contemplating filing a cross-complaint once its investigation of the facts is completed, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

On or about February 2, 1995, a complaint was filed in a taxpayer lawsuit.
The complaint does not name Western as a defendant. The plaintiffs allege that Riverside County and the other defendants, in connection with a contract with Western regarding the operation and management of the El Sobrante Landfill (the "Landfill") located within Riverside County (the "Agreement"), engaged in various improper actions, including the unlawful sale of public property, wasting public funds, and making an unconstitutional gift of public property and funds. The complaint seeks an order to void the Agreement and an injunction ordering the defendants to pay Riverside County allegedly unlawful revenues earned from the Landfill, to cease further dumping at the Landfill of out-of-county waste, to return of alleged windfall profits, and to limit dumping fees charged to incounty residents. The complaint also seeks general damages of $10,000,000, special and punitive damages, attorneys' fees, and costs. The Company believes the taxpayer suit is based upon erroneous assumptions and that there are valid defenses available to Riverside County to each of the claims asserted in the complaint. The Company has now filed a motion to intervene in the litigation and will thereafter become a party to the lawsuit.

Recent newspaper articles have indicated that Western, either alone or with others engaged in the solid waste industry, may be a subject of an investigation by the United States government relating to political corruption. The Company has not, however, been charged with any wrongdoing and does not know whether such an investigation is, in fact, ongoing. Western has not been advised by the government that it is a target of any such investigation. Upon written inquiry under the Freedom of Information Act, Western was advised that there were no records of any such investigations.

On or about August 20, 1996, an action was filed in Ontario Court (General Division), Canada, captioned Laidlaw Waste Systems (Canada) Ltd. ("Laidlaw") vs. Philip Environmental, Inc. and USA Waste Services, Inc., et. at., No. 96-CO- 109675. Laidlaw filed this suit related to certain rights of first refusal that Laidlaw had on Quebec assets acquired by the Company from Philip Environmental, Inc. in August 1996. Laidlaw is seeking to have the court either set aside the acquisition or alternatively to award monetary damages (Laidlaw is praying for general damages of $100,000,000 and punitive damages of $25,000,000). The Company believes this suit is without merit and is vigorously defending against it. In addition, Philip Environmental, Inc. has agreed to indemnify the Company for all costs, fees, and damages incurred by the Company with respect to this suit.

The Company is a party to various other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position and results of operations. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or had a judgment entered against it for violation of any environmental law. From time to time the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. From time to time, the Company is also subject to claims for personal injury or property damage arising out of accidents involving its vehicles.

Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty coverages currently include $2,000,000 primary commercial general liability and $1,000,000 primary automobile liability supported by $100,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property, including California earthquake perils.

The Company maintains workers' compensation insurance in accordance with laws of the various states in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills and transfer stations that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills or transfer stations. This policy provides $5,000,000 of coverage per incident with a $10,000,000 aggregate limit.

To date, the Company has not had any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect upon the Company's financial condition or results of operations. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

Employment agreements -- The Company has entered into employment agreements with certain of its officers. These employment agreements include provisions governing compensation and benefits to be paid upon termination of employment with the Company or certain changes in control of the Company. Under certain conditions, the agreements can be terminated by the Company or the officer. Upon termination of an agreement, the officer's compensation would continue at approximately 75% of his prior compensation for periods ranging from three to five years. During the three to five year period, the officer would be available to the Company on a part-time basis for consulting and also would not be permitted to engage in any activities in direct competition with the Company. If these officers were to be terminated without cause during 1996 or if certain officers elected to terminate their agreements, the aggregate annual compensation on a part-time basis would be approximately $4,550,000. If a change in control were to occur in 1996 and the officers were to elect to take the change in control payments, they would receive approximately $11,201,000. The Company has not recorded any accruals in the financial statements related to these employment agreements.

15. SELECTED QUARTERLY FINANCIAL DATA, UNAUDITED

The following table summarizes the unaudited consolidated quarterly results of operations for 1995 and 1994 (in thousands, except per share amounts):

                                                 First           Second            Third           Fourth
                                                Quarter          Quarter           Quarter         Quarter
                                                --------        --------          --------        --------
Operating revenues
     1995                                       $222,944        $240,770          $262,434        $261,557
                                                ========        ========          ========        ========
     1994                                       $205,201        $228,439          $235,555        $228,449
                                                ========        ========          ========        ========
Income from operations
     1995                                       $ 32,626        $  9,310          $ 51,994        $ 52,477
                                                ========        ========          ========        ========
     1994                                       $ 26,511        $ 29,030          $ 36,873        $ 20,651
                                                ========        ========          ========        ========
Income (loss) before income taxes
     1995                                       $ 19,398        $ (8,029)         $ 41,224        $ 44,887
                                                ========        ========          ========        ========
     1994                                       $ 16,207        $ 18,017          $(47,550)       $  5,299
                                                ========        ========          ========        ========
Net income (loss)
     1995                                       $ 11,639        $(10,817)         $ 24,734        $ 26,932
                                                ========        ========          ========        ========
     1994                                       $  9,724        $  9,290          $(31,235)       $  3,179
                                                ========        ========          ========        ========
Income (loss) available to common shareholders
     1995                                       $ 11,639        $(10,817)         $ 24,734        $ 26,932
                                                ========        ========          ========        ========
     1994                                       $  9,344        $  9,105          $(31,235)       $  3,179
                                                ========        ========          ========        ========
Earnings (loss) per common share
     1995                                       $   0.11        $  (0.10)         $   0.22        $   0.21
                                                ========        ========          ========        ========
     1994                                       $   0.09        $   0.09          $  (0.30)       $  (0.03)
                                                ========        ========          ========        ========

Earnings (loss) per common share for each of the quarters presented is based on the weighted average number of shares of common stock outstanding for each period and the sum of the quarters may not necessarily be equal to the full year earnings (loss) per common share amount.

Amounts presented for 1995 and 1994 are restated for the pooling of interests transactions, discussed in Note 2, and are different from amounts originally reported due to the business combinations with Sanifill, Western, and Chambers. The results of operations for 1995 and 1994 include certain nonrecurring charges for merger costs, unusual items, and nonrecurring interest, as disclosed elsewhere herein. In 1995, the nonrecurring charges amounted to $4,206,000 and $37,160,000 in the first and second quarters, respectively. In 1994, the nonrecurring charges amounted $3,782,000, $74,100,000, and $15,417,000 in the second, third, and fourth quarters, respectively. Although the Company's net income in the third and fourth quarter of 1995 showed marked improvements over the first and second quarter, there can be no assurance that this trend will continue.

16.  SUBSEQUENT EVENTS

On March 4, 1996, Sanifill issued $115,000,000 of 5% convertible subordinated debentures, due on March 1, 2006. Interest is payable semi-annually in March and September. The debentures are convertible into shares of the Company's common stock at a conversion price of $28.31 per share. The debentures are subordinated in right of payment to all existing and future senior indebtedness, as defined. The debentures are redeemable after March 15, 1999 at the option of the Company at 102.5% of the principal amount, declining annually to par on March 1, 2002, plus accrued interest. Deferred offering costs of approximately $2,900,000 were incurred and are being amortized ratably over the life of the debentures. The proceeds were used to repay debt under Sanifill's credit facility.

On March 18, 1996, Sanifill called for redemption all of its $60,000,000 of 7 1/2% convertible subordinated debentures due June 1, 2006 at redemption price of 104.5% of their face amount plus accrued interest from December 1, 1995 to, and including, the redemption date of April 17, 1996. Alternatively, holders of these debentures were allowed to convert their debentures into common stock at any time prior to the close of business on April 10, 1996, at a conversion price equal to $28.82 per share (equivalent to $16.95 per share post Sanifill Merger). Holders electing to convert received 34.7 shares of Sanifill's common stock for each $1,000 principal amount of debentures surrendered. The $60,000,000 of debentures were ultimately converted to approximately 2,100,000 shares of Sanifill common stock (equivalent to 3,570,000 shares of Company common stock). Deferred offering costs of approximately $1,700,000 were recorded as a reduction to additional paid-in-capital.

In May 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors Plan") to offer its directors who are not officers, full-time employees, or consultants of the Company an annual grant of 10,000 options on each January 1. In accordance with the 1996 Directors Plan, options to purchase up to 400,000 shares of the Company's common stock may be granted, with five year vesting periods, and expiration dates ten years from the date of grant. Options may be granted at an exercise price which equals fair market value of the common stock on the date of grant.

On May 31, 1996, July 19, 1996, and August 30, 1996, the Company consummated mergers accounted for as poolings of interests, pursuant to which the Company issued 900,001, 475,330, and 648,318 shares of its common stock, respectively, in exchange for all outstanding shares of the acquired companies. Periods prior to consummation of the mergers were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

Subsequent to December 31, 1995, the Company acquired 67 collection businesses, eleven landfills, 17 transfer stations, and two recycling businesses for approximately $232,193,000 in cash, $26,531,000 in liabilities incurred or debt assumed, and 3,985,448 shares of the Company's common stock under the purchase
method of accounting.    Included in these amounts is the acquisition of six
collection businesses, five landfills, and six transfer stations of Philip Environmental, Inc., consummated on August 26, 1996, for approximately $60,000,000 in cash and 1,950,764 shares of the Company's common stock.

The following summarized pro forma results of operations assumes 1996, 1995, and 1994 acquisitions accounted for as purchases occurred at the beginning of 1994 (in thousands, except per share amounts):

                                                       Years Ended December 31,
                                                    ------------------------------
                                                       1995                1994
                                                    ----------          ----------
    Operating revenues                              $1,292,192          $1,236,392
    Net income (loss)                                   98,811             (14,722)
    Earnings (loss) per common share                      0.84               (0.14)

The above pro forma financial information is based on certain assumptions and preliminary estimates which are subject to change. The above pro forma financial information reflects the consideration paid at closing for all acquisitions. It does not reflect the payments of any contingent consideration. As discussed above, certain of the purchase transactions involve contingent consideration. If all contingent consideration agreed upon in the purchase transactions were required to be paid in full, it would materially affect the results reflected in the above pro forma financial information. The above pro forma financial information also does not reflect anticipated volume or price increases, synergies, or other operational improvements. The pro forma financial information does not purport to be indicative of the results which would actually have been obtained had the purchase transactions been completed on January 1, 1994 or which may be obtained in the future.

On August 12, 1996, the Company sold certain marine-related nonhazardous oilfield waste collection operations for $70,500,000. This transaction will not have a material impact on the Company's financial position or results of operations.

Subsequent to December 31, 1995, the Company guaranteed specific obligations of two unconsolidated affiliates totaling approximately $25,000,000. The Company is of the opinion that these unconsolidated affiliates will be able to perform under their respective obligations and that no payments will be required and, due to the Company's ability to assume a senior debt position, no losses will be incurred under such guarantees.

In the third quarter of 1996, in addition to approximately $80,000,000 of merger costs recognized by the Company related to the Sanifill Merger (see
Note 2), the Company also recognized $50,800,000 of unusual items. The unusual items include $28,900,000 of operating losses and estimated losses related to the disposition of certain non-core business assets, $15,000,000 of operating losses and project reserves related to certain Mexico operations, and $6,900,000 of various other terminated projects.

                            USA WASTE SERVICES, INC.
           SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
               (In Thousands, Except Share and Par Value Amounts)
                                 (Unaudited)

                                                                 June 30,             December 31,
                                                                  1996                   1995
                                                               ----------             ------------
ASSETS
Current assets:
  Cash and cash equivalents                                    $   34,626             $   21,058
  Accounts receivable, net                                        176,422                136,247
  Notes and other receivables                                      15,126                 15,704
   Deferred income taxes                                           38,870                 20,101
  Prepaid expenses and other                                       38,550                 33,026
                                                               ----------             ----------
   Total current assets                                           303,594                226,136

Notes and other receivables                                        31,977                 19,907
Property and equipment, net                                     1,586,353              1,319,199
Excess of cost over net assets of acquired business, net          278,494                206,638
Other intangible assets, net                                       63,185                 55,567
Other assets                                                      114,292                 87,087
Deferred income taxes                                                  --                 19,023
                                                               ----------             ----------
   Total assets                                                $2,377,895             $1,933,557
                                                               ==========             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                             $   73,154             $   64,437
  Accrued liabilities                                              93,170                 67,198
  Deferred revenues                                                15,853                 10,876
  Current maturities of long-term debt                             24,766                 53,516
                                                               ----------             ----------
   Total current liabilities                                      206,943                196,027

Long-term debt, less current maturities                           928,147                678,225
Closure, post-closure, and other liabilities                      167,812                151,683
Deferred income taxes                                              14,686                     --
                                                               ----------             ----------
   Total liabilities                                            1,317,588              1,025,935
                                                               ----------             ----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $1.00 par value;
    10,000,000 shares authorized;
    none issued                                                        --                     --
  Common stock, $.01 par value;
    150,000,000 shares authorized; 134,335,791 and
    124,019,297 shares issued, respectively                         1,343                  1,240
  Additional paid-in capital                                    1,167,105              1,041,573
  Accumulated deficit                                             (93,011)              (118,595)
  Foreign currency translation adjustment                         (14,646)               (14,777)
    Less treasury stock at cost, 23,485 shares and
        138,810 shares, respectively                                 (484)                (1,819)
                                                               ----------             ----------
   Total stockholders' equity                                   1,060,307                907,622
                                                               ----------             ----------
     Total liabilities and stockholders' equity                $2,377,895             $1,933,557
                                                               ==========             ==========

  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
      SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)


                                                       Six Months Ended
                                                           June 30,
                                                   ------------------------
                                                     1996           1995
                                                   --------       ---------
Operating revenues                                 $610,267       $ 463,714
                                                   --------       ---------

Costs and expenses:
 Operating                                          336,211         262,385
 General and administrative                          76,853          70,418
 Depreciation and amortization                       69,804          58,603
 Merger costs                                        38,100          25,639
 Unusual items                                       12,952           4,733
                                                   --------       ---------
                                                    533,920         421,778
                                                   --------       ---------

Income from operations                               76,347          41,936
                                                   --------       ---------

Other income (expense):
  Interest expense:
    Nonrecurring interest                                --         (10,994)
    Other                                           (22,457)        (25,186)
  Interest and other income, net                      5,540           5,613
                                                   --------       ---------
                                                    (16,917)        (30,567)
                                                   --------       ---------

Income before provision for income taxes             59,430          11,369
Provision for income taxes                           33,846          10,547
                                                   --------       ---------
Net income                                         $ 25,584       $     822
                                                   ========       =========

Earnings per common share                          $   0.19       $    0.01
                                                   ========       =========

Weighted average number of common and
   common equivalent shares outstanding             135,790         107,032
                                                   ========       =========





  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
 SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                (In Thousands)
                                  (Unaudited)

                                                                                              Foreign
                                                                    Additional                Currency
                                              Preferred     Common   Paid-in    Accumulated  Translation   Treasury
                                                Stock       Stock    Capital      Deficit     Adjustment    Stock
                                               -------      ------ ----------     --------    ----------   -------
Balance, December 31, 1995                     $    --      $1,240  $1,041,573   $(118,595)    $(14,777)  $(1,819)

   Common stock options exercised                   --           9       8,031          --           --        --
   Common stock warrants exercised                  --           2       3,780          --           --        --
   Common stock issued to qualified defined
      contribution plan                             --           3         473          --           --        --
   Common stock issued in purchase acquisitions
      and development projects                      --          19      42,207          --           --        --
   Common stock issued for acquisitions accounted
     for as poolings of interests                   --          30       8,000          --           --        --
   Common stock returned for acquisition
      settlement                                    --          --          --          --           --      (751)
   Common stock issued for investment in company    --           4       1,588          --           --        --
   Common stock issued from treasury upon
     exercise of stock options                      --          --        (481)         --           --     1,698
   Common stock issued from treasury upon
     exercise of stock warrants                     --          --        (119)         --           --       388
   Common stock issued for conversion of
     subordinated debentures                        --          36      59,573          --           --        --
   Common stock issued for executive bonuses        --          --         225          --           --        --
   Restricted stock expense and forfeitures         --          --       1,227          --           --        --
   Common stock issued below market value           --          --         874          --           --        --
   Foreign currency translation adjustment          --          --          --          --          131        --
   Other                                            --          --         154          --           --        --
   Net income                                       --          --          --      25,584           --        --
                                               -------      ------ ----------     --------     --------   -------

Balance, June 30, 1996                         $    --      $1,343 $1,167,105     $(93,011)    $(14,646)  $  (484)
                                               =======      ====== ==========     ========     ========   =======



  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
      SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                  (Unaudited)

                                                                       Six Months Ended June 30,
                                                                    -------------------------------
                                                                       1996                  1995
                                                                    ---------             ---------
Cash flows from operating activities:
     Net cash provided by operating activities                      $  74,356             $  35,212
                                                                    ---------             ---------

Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired                   (139,795)               (6,635)
  Capital expenditures                                               (151,585)              (91,393)
  Loans and advances to others                                        (15,086)               (6,322)
  Collection of loans to others                                         1,472                 2,304
  Proceeds from sale of assets                                          3,347                 6,244
  Proceeds from sale of investments                                        --                 1,200
  Increase in restricted assets                                       (16,077)               (8,831)
  Other                                                                    --                  (845)
                                                                    ---------             ---------
     Net cash used in investing activities                           (317,724)             (104,278)
                                                                    ---------             ---------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                            659,905               438,771
  Principal payments on long-term debt                               (417,448)             (364,170)
  Proceeds from issuance of common stock, net                           2,033                 2,984
  Proceeds from exercise of stock options                               7,354                   961
  Proceeds from exercise of warrants                                    3,957                    --
  Other                                                                 1,134                   953
                                                                    ---------             ---------
     Net cash provided by financing activities                        256,935                79,499
                                                                    ---------             ---------
Effect of exchange rate on cash and cash equivalents                        1                   (74)
                                                                    ---------             ---------
Increase in cash and cash equivalents                                  13,568                10,359
Cash and cash equivalents at beginning of period                       21,058                39,967
                                                                    ---------             ---------
Cash and cash equivalents at end of period                          $  34,626             $  50,326
                                                                    =========             =========





  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
   NOTES TO SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

The supplemental interim condensed consolidated balance sheets of USA Waste Services, Inc. and subsidiaries (the "Company") as of June 30, 1996 and December 31, 1995, the related supplemental interim condensed consolidated statements of operations for the six months ended June 30, 1996 and 1995, the supplemental interim condensed consolidated statement of stockholders' equity for the six months ended June 30, 1996, and the supplemental interim condensed consolidated statements of cash flows for the six months ended June 30, 1996 and 1995 are unaudited. In the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations, and cash flows for the periods presented. The Company has restated the previously issued financial statements for the six months ended June 30, 1996 and 1995 to reflect the merger with Sanifill, Inc. ("Sanifill") consummated on August 30, 1996, accounted for using the pooling of interests method of accounting.

1.  BUSINESS COMBINATIONS

On August 30, 1996, the Company consummated a merger agreement with Sanifill (the "Sanifill Merger") accounted for as a pooling of interests and, accordingly, the accompanying financial information has been restated to include the accounts and operations of Sanifill for all periods presented. Under the terms of the Sanifill Merger, the Company issued 1.70 shares of its common stock for each share of Sanifill outstanding common stock. The Sanifill Merger increased the Company's outstanding shares of common stock by approximately 43,414,000 shares and the Company assumed options under Sanifill's stock option plans equivalent to approximately 4,361,000 underlying shares of Company common stock. In the third quarter of 1996, the Company expects to accrue approximately $80,000,000 in merger related costs associated with the Sanifill Merger.

Combined and separate results of operations of the Company prior to consummation of the merger ("USA Waste") and Sanifill for the restated periods are as follows (in thousands):

                                                 USA Waste      Sanifill        Adjustments      Combined
                                                 ---------      --------        -----------      --------
Six months ended June 30, 1996 (unaudited):
   Operating revenues                             $428,861      $181,406        $       --       $610,267
   Income before income taxes                       26,827        31,606               997 (a)     59,430
   Net income                                       36,633        18,964           (30,013)(a)     25,584
Six months ended June 30, 1995 (unaudited):
   Operating revenues                             $348,594      $115,120        $       --       $463,714
   Income (loss) before income taxes                (8,489)       18,884               974 (a)     11,369
   Net income (loss)                               (18,763)       11,406             8,179 (a)        822

         (a) Deferred income taxes have been restated as though USA Waste and Sanifill had been combined from their inceptions.

On May 15, 1996, the Company consummated a merger agreement with Grand Central, accounted for as a pooling of interests, pursuant to which the Company issued 2,067,605 shares of its common stock in exchange for all outstanding shares of Grand Central. The Company has restated its previously issued financial statements for the three months ended March 31, 1996 to include the accounts and operations of Grand Central. Periods prior to 1996 were not restated as combined results are not materially different from results as presented. Related to this merger, the Company accrued $2,700,000 of merger costs in the second quarter of 1996.

On May 31, 1996, the Company consummated a merger with an Orlando, Florida, collection business accounted for as a pooling of interests, pursuant to which the Company issued 900,001 shares of its common stock in exchange for all outstanding shares of the acquired company. Periods prior to consummation of the merger were not restated to include the accounts and operations of the acquired company as combined results are not materially different from the results as presented.

During the six months ended June 30, 1996, the Company acquired 48 collection businesses, four landfills, seven transfer stations, and two recycling businesses for approximately $136,098,000 in cash, $18,890,000 in liabilities incurred or debt assumed, and 1,738,675 shares of the Company's common stock. These acquisitions were accounted for under the purchase method of accounting.

The following summarized pro forma results of operations assumes 1996 and 1995 acquisitions accounted for as purchases occurred at the beginning of 1995 (in thousands, except per share amounts):

                                                                Six Months Ended June 30,
                                                              -----------------------------
                                                                1996                 1995
                                                              --------             --------
         Operating revenues                                   $640,174             $573,095
         Net income                                             26,263                3,640
         Earnings per common share                                0.19                 0.03

The above pro forma financial information is based on certain assumptions and preliminary estimates which are subject to change. The above pro forma financial information reflects the consideration paid at closing for all acquisitions. It does not reflect the payments of any contingent consideration. If all contingent consideration agreed upon in the purchase transactions were required to be paid in full, it would materially affect the results reflected in the above pro forma financial information. The above pro forma financial information also does not reflect anticipated volume or price increases, synergies, or other operational improvements. The pro forma financial information does not purport to be indicative of the results which would actually have been obtained had the purchase transactions been completed on January 1, 1995 or which may be obtained in the future.

2.  LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                            June 30,            December 31,
                                                                              1996                 1995
                                                                            --------            ------------
       Credit facility:
          Revolving credit facility                                         $420,000             $ 51,613
          Term loan facility                                                      --              215,835
       Sanifill credit facility                                               95,200               58,000
       Western credit facility                                                    --               41,000
       Senior notes, maturing in varying annual installments
            through June 2005, interest ranging from 7.29% to 8.44%          109,407              109,416
       Convertible subordinated debentures, interest at 5%                   112,035                   --
       Convertible subordinated debentures, interest at 7  1/2%                   --               58,213
       Notes payable, maturing in varying amounts through October
             2010, interest ranging from 4% to 12%                            26,111               15,008
       Subordinated debt, maturing in varying monthly installments
            through January 2008, interest ranging from 7.25% to 10%           7,407                7,493
       Industrial revenue bonds, principal payable in annual installments, maturing in 1996-2009, variable interest rates (3.3% to 9%
            at June 30, 1996), enhanced by letters of credit                 143,942              130,374
       Other                                                                  38,811               44,789
                                                                            --------             --------
                                                                             952,913              731,741
       Less current maturities                                                24,766               53,516
                                                                            --------             --------
                                                                            $928,147             $678,225
                                                                            ========             ========

As of December 31, 1995, the Company had borrowed $267,448,000 under its $550,000,000 financing agreement, which consisted of a $300,000,000 five-year revolving credit and letter of credit facility and a $250,000,000 term loan facility. Revolving credit loans under the credit facility were limited to $180,000,000 at December 31, 1995, less the amount of any future industrial revenue bonds enhanced by letters of credit under the credit facility. Loans bore interest at a rate based on the Eurodollar rate or the prime rate, plus a spread not to exceed 1.75% per annum (the applicable interest rate at December 31, 1995 was 7.31%). The credit facility was also used for letters of credit purposes with variable fees from 0.5% to 1.75% per annum (1.5% at December 31, 1995) charged on amounts issued. A commitment fee of up to 0.5% was required on the unused portion of the credit facility.

On May 7, 1996, in connection with the merger with Western Waste Industries ("Western"), the Company replaced its existing credit facility with a $750,000,000 senior revolving credit facility and retired amounts outstanding under Western's credit facility. The credit facility was used to refinance existing bank loans and letters of credit, to fund additional acquisitions, and for working capital. The credit facility was available for standby letters of credit of up to $300,000,000. Loans under the credit facility bore interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread set at 0.405% per annum as of June 30, 1996). The credit facility required a facility fee not to exceed 0.375% per annum on the entire available credit facility (facility fee set at 0.22% per annum as of June 30, 1996). The credit facility contained financial covenants with respect to interest coverage and debt capitalization ratios. The credit facility also contained limitations on dividends, additional indebtedness, liens, and asset sales.

On August 30, 1996, in connection with the Sanifill Merger, the Company replaced the $750,000,000 senior revolving credit facility with a $1,200,000,000 senior revolving credit facility ("Credit Facility") and retired amounts under Sanifill's credit facility. The Credit Facility was used to refinance existing bank loans and letters of credit and will be used to fund additional acquisitions and for working capital. The Credit Facility is available for standby letters of credit of up to $400,000,000. Loans under the Credit Facility bear interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread initially set at 0.35% per annum). The Credit Facility requires a facility fee not to exceed 0.375% per annum on the entire available Credit Facility (facility fee initially set at 0.20% per annum). The Credit Facility contains financial covenants with respect to interest rate coverage and debt capitalization ratios. The Credit Facility also contains limitations on dividends, additional indebtedness, leins, and asset sales. Principal reductions are not required over the five-year term of the Credit Facility.

On March 4, 1996, Sanifill issued $115,000,000 of 5% convertible subordinated debentures, due on March 1, 2006. Interest is payable semi-annually in March and September. The debentures are convertible into shares of the Company's common stock at a conversion price of $28.31 per share. The debentures are subordinated in right of payment to all existing and future senior indebtedness, as defined. The debentures are redeemable after March 15, 1999 at the option of the Company at 102.5% of the principal amount, declining annually to par on March 1, 2002, plus accrued interest. Deferred offering costs of approximately $2,900,000 were incurred and are being amortized ratably over the life of the debentures. The proceeds were used to repay debt under Sanifill's credit facility.

On March 18, 1996, Sanifill called for redemption all of its $60,000,000 of 7 1/2% convertible subordinated debentures due June 1, 2006 at redemption price of 104.5% of their face amount plus accrued interest from December 1, 1995 to, and including, the redemption date of April 17, 1996. Alternatively, holders of these debentures were allowed to convert their debentures into common stock at any time prior to the close of business on April 10, 1996, at a conversion price equal to $28.82 per share (equivalent to $16.95 per share post Sanifill Merger). Holders electing to convert received 34.7 shares of Sanifill's common stock for each $1,000 principal amount of debentures surrendered. The $60,000,000 of debentures were ultimately converted to approximately 2,100,000 shares of Sanifill common stock (equivalent to 3,570,000 shares of Company common stock). Deferred offering costs of approximately $1,700,000 were recorded as a reduction to additional paid-in capital.

3.  INCOME TAXES

The difference in federal income taxes at the statutory rate and the provision for income taxes for the six months ended June 30, 1996 is primarily due to non-deductible merger costs.

4.  COMMITMENTS AND CONTINGENCIES

Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

Litigation and investigation -- On or about March 8, 1993, an action was filed in the United States District Court for the Western District of Pennsylvania, captioned Option Resource Group, et al. v. Chambers Development Company, Inc., et al., Civil Action No. 93-354. This action was brought by a market maker in options in Chambers stock and two of its general partners and asserts federal securities law and common law claims alleging that Chambers, in publicly disseminated materials, intentionally or negligently misstated its earnings and that Chambers' officers and directors committed mismanagement and breach of fiduciary duties. These plaintiffs allege that, as a result of large amounts of put options traded on the Chicago Board of Options Exchange between March 13 and March 18, 1992, they engaged in offsetting transactions resulting in approximately $2,100,000 in losses. The plaintiffs in Option Resource Group had successfully requested exclusion from a now settled class action of consolidated suits instituted on similar claims ("Class Action") and Option Resource Group is continuing as a separate lawsuit. Discovery has been completed and a trial date of January 2, 1997 has been set. Plaintiffs filed a motion for summary judgment which is untimely under the court's case management procedures. The court has stayed responses to the motion for summary judgment. In response to discovery on damages, the plaintiffs reduced their damages claim to $433,000 in alleged losses, plus interest and attorneys' fees, for a total damage claim of $658,000 as of August 21, 1995. The Company intends to
continue to vigorously defend against this action.    Management of the Company
believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On August 3, 1995, Frederick A. Moran and certain related persons and entities filed a lawsuit against Chambers, certain former officers and directors of Chambers, and Grant Thronton, LLP, in the United States District Court for the Southern District of New York under the caption Moran, et al. v. Chambers, et al., Civil Action No. 95-6034. Plaintiffs, who claim to represent approximately 484,000 shares of Chambers stock, requested exclusion from the settlement agreements which resulted in the resolution of the Class Action and assert that they have incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. The claimed losses include damages to Mr. Moran's business and reputation. The Judicial Panel on Multidistrict Litigation has transferred this case to the United States District Court for the Western District of Pennsylvania. The Company has filed its answer to the complaint and intends to vigorously defend against these claims. The case is currently in discovery. Management of the Company believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

 On or about February 1, 1996, an action was filed in the Circuit Court of Cook County, Illinois, captioned Allabastro v. USA Waste Services, Inc., Action No. 96L01165. The case was subsequently removed to the United States District Court for the Northern District of Illinois, Action No. 96-CV-1336. The plaintiff alleges to have entered into an oral agreement with the Company for brokerage services and is demanding a fee of $950,000 based on the alleged contract and on common law for acting as a broker/advisor to the Company in its 1993 purchase of an Indiana landfill and collection operation from Chambers. Based on the same facts, the plaintiff is also demanding an additional $36,250,000 fee in connection with the June 1995 merger of Chambers with the Company. The plaintiff is also seeking unspecified damages for acting as a management advisor to the Company in its procurement of a landfill renovation/operation contract in Charleston, West Virginia. Interest and other costs are also demanded. The case is in the early stages of discovery. The Company has filed its answer and intends to vigorously defend against this action, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

In or about August 1994, a case was filed against Western in the United States District Court for the Western District of Arkansas. This is an action originally filed by seven landowners who live near a landfill operated by Western in Miller County, Arkansas. The landowners allege that Western unlawfully received hazardous waste and that the pollutants from the waste received by Western had contaminated their property or threatened to contaminate their property in the future. The landowners seek an unspecified amount of damages based on the contamination or threat of contamination. In addition, the landowners seek to recover damages based on the devaluation of their property due to the stigma of being located near a disposal site for hazardous waste and based upon their fear of developing adverse health effects. In July 1995, 135 additional plaintiffs intervened and asserted claims similar to those raised by the original plaintiffs. Western and the other defendants have denied that any unlawful disposal of waste occurred at the landfill. In or about June 1995, a case was filed by eight land owners who own property along a creek downstream from Western's Miller County landfill. Plaintiffs allege that their property has been contaminated by releases of hazardous substances from the landfill and other hazardous substance disposal sites operated by the other defendants. The Company believes it has valid defenses to the allegations and is vigorously defending the action, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

In late December 1994, a lawsuit was filed in Los Angeles County Superior Court by 24 plaintiffs. Western is among 19 named defendants. The complaint asserts causes of action for nuisance and trespass and is seeking damages for personal injuries and property damage. The complaint alleges that Montrose Chemical Corporation and others manufactured DDT on property at or adjacent to the property owned by Western in Torrance, California. The plaintiffs further allege that contaminants from this property escaped to plaintiff's property, injured plaintiff, and damaged the value of plaintiff's property. On June 29, 1995, this case was removed to the United States District Court. Western has filed an answer denying any liability. The Company believes it has valid defenses to the allegations and intends to vigorously contest the case and is contemplating filing a cross-complaint once its investigation of the facts is completed, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

On or about February 2, 1995, a complaint was filed in a taxpayer lawsuit.
The complaint does not name Western as a defendant. The plaintiffs allege that Riverside County and the other defendants, in connection with a contract with Western regarding the operation and management of the El Sobrante Landfill (the "Landfill") located within Riverside County (the "Agreement"), engaged in various improper actions, including the unlawful sale of public property, wasting public funds, and making an unconstitutional gift of public property and funds. The complaint seeks an order to void the Agreement and an injunction ordering the defendants to pay Riverside County allegedly unlawful revenues earned from the Landfill, to cease further dumping at the Landfill of out-of-county waste, to return of alleged windfall profits, and to limit dumping fees charged to incounty residents. The complaint also seeks general damages of $10,000,000, special and punitive damages, attorneys' fees, and costs. The Company believes the taxpayer suit is based upon erroneous assumptions and that there are valid defenses available to Riverside County to each of the claims asserted in the complaint. The Company has now filed a motion to intervene in the litigation and will thereafter become a party to the lawsuit.

Recent newspaper articles have indicated that Western, either alone or with others engaged in the solid waste industry, may be a subject of an investigation by the United States government relating to political corruption. The Company has not, however, been charged with any wrongdoing and does not know whether such an investigation is, in fact, ongoing. Western has not been advised by the government that it is a target of any such investigation. Upon written inquiry under the Freedom of Information Act, Western was advised that there were no records of any such investigations.

On or about August 20, 1996, an action was filed in Ontario Court (General Division), Canada, captioned Laidlaw Waste Systems (Canada) Ltd. ("Laidlaw") vs. Philip Environmental, Inc. and USA Waste Services, Inc., et. at., No. 96-CO- 109675. Laidlaw filed this suit related to certain rights of first refusal that Laidlaw had on Quebec assets acquired by the Company from Philip Environmental, Inc. in August 1996. Laidlaw is seeking to have the court either set aside the acquisition or alternatively to award monetary damages (Laidlaw is seeking general damages of $100,000,000 and punitive damages of $25,000,000). The Company believes this suit is without merit and is vigorously defending against it. In addition, Philip Environmental, Inc. has agreed to indemnify the Company for all costs, fees, and damages incurred by the Company with respect to this suit.

The Company is a party to various other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position and results of operations. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or had a judgment entered against it for violation of any environmental law. From time to time the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. From time to time, the Company is also subject to claims for personal injury or property damage arising out of accidents involving its vehicles.

Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty coverages currently include $2,000,000 primary commercial general liability and $1,000,000 primary automobile liability supported by $100,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property.

The Company maintains workers' compensation insurance in accordance with laws of the various states in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills and transfer stations that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills or transfer stations. This policy provides $5,000,000 of coverage per incident with a $10,000,000 aggregate limit.

To date, the Company has not had any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect upon the Company's business or its financial condition. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

Employment agreements -- The Company has entered into employment agreements with certain of its officers. These employment agreements include provisions governing compensation and benefits to be paid upon termination of employment with the Company or certain changes in control of the Company. Under certain conditions, the agreements can be terminated by the Company or the officer. Upon termination of an agreement, the officer's compensation would continue at approximately 75% of his prior compensation for periods ranging from three to five years. During the three to five year period, the officer would be available to the Company on a part-time basis for consulting and also would not be permitted to engage in any activities in direct competition with the Company. If these officers were to be terminated without cause during 1996 or if certain officers elected to terminate their agreements, the aggregate annual compensation on a part-time basis would be approximately $4,550,000. If a change in control were to occur in 1996 and the officers were to elect to take the change in control payments, they would receive approximately $11,201,000. As of June 30, 1996, the Company has not recorded any accruals in the financial statements related to these employment agreements.

5.  SUBSEQUENT EVENTS

On July 19, 1996 and August 30, 1996, the Company consummated mergers accounted for as poolings of interests, pursuant to which the Company issued 475,330 and 648,318 shares of its common stock, respectively, in exchange for all outstanding shares of the acquired companies. Periods prior to consummation of the acquisitions were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

Subsequent to June 30, 1996, the Company acquired 19 collection businesses, seven landfills, and ten transfer stations for approximately $96,094,000 in cash, $7,641,000 in liabilities incurred or debt assumed, and 2,246,773 shares of the Company's common stock under the purchase method of accounting.
Included in these amounts is the acquisition of six collection businesses, five landfills, and six transfer stations of Philip Environmental, Inc., consummated on August 26, 1996, for approximately $60,000,000 in cash and 1,950,764 shares of the Company's common stock.

The following summarized pro forma results of operations assumes 1996 and 1995 acquisitions accounted for as purchases occurred at the beginning of 1995 (in thousands, except per share amounts):

                                                        Six Months Ended June 30,
                                                      -----------------------------
                                                        1996                 1995
                                                      --------             --------
         Operating revenues                           $678,647             $642,824
         Net income                                     34,657               14,665
         Earnings per common share                        0.24                 0.12

The above pro forma financial information is based on certain assumptions and preliminary estimates which are subject to change. The above pro forma financial information reflects the consideration paid at closing for all acquisitions. It does not reflect the payments of any contingent consideration. If all contingent consideration agreed upon in the purchase transactions were required to be paid in full, it would materially affect the results reflected in the above pro forma financial information. The above pro forma financial information also does not reflect anticipated volume or price increases, synergies, or other operational improvements. The pro forma financial information does not purport to be indicative of the results which would actually have been obtained had the purchase transactions been completed on January 1, 1995 or which may be obtained in the future.

On August 12, 1996, the Company sold certain marine-related nonhazardous oilfield waste collection operations for $70,500,000. This transaction will not have a material impact on the Company's financial position or results of operations.

Subsequent to June 30, 1996, the Company guaranteed specific obligations of two unconsolidated affiliates totaling approximately $25,000,000. The Company is of the opinion that these unconsolidated affiliates will be able to perform under their respective obligations and that no payments will be required and, due to the Company's ability to assume a senior debt position, no losses will be incurred under such guarantees.

In the third quarter of 1996, in addition to approximately $80,000,000 of merger costs recognized by the Company related to the Sanifill Merger (see Note 2), the Company also recognized $50,800,000 of unusual items. The unusual items include $28,900,000 of operating losses and estimated losses related to the disposition of certain non-core business assets, $15,000,000 of operating losses and project reserves related to certain Mexico operations, and $6,900,000 of various other terminated projects.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereto duly authorized.


                                        USA WASTE SERVICES, INC.


November 12, 1996                       By: /s/ BRUCE E. SNYDER
---------------------                      ------------------------------------
Date                                       BRUCE E. SNYDER
                                           Vice President - Controller,
                                           Chief Accounting Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
 23.1                   Consent of Independent Accountants

 23.2                   Consent of Independent Public Accountants